Exhibit 3.2


         AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                    OF

                          GREYHOUND FUNDING LLC



                       Dated as of October 28, 1999



































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                            TABLE OF CONTENTS

                                                                     Page


                                ARTICLE I
                               DEFINITIONS  . . . . . . . . . . . . .   1

         Section 1.1   Capitalized Terms  . . . . . . . . . . . . . .   1
         Section 1.2   Other Definitional Provisions. . . . . . . . .  12

                               ARTICLE II
               FORMATION OF THE LIMITED LIABILITY COMPANY . . . . . .  13

         Section 2.1   Formation; Filings   . . . . . . . . . . . . .  13
         Section 2.2   Name and Office  . . . . . . . . . . . . . . .  13
         Section 2.3   Business Purpose   . . . . . . . . . . . . . .  13
         Section 2.4   Term   . . . . . . . . . . . . . . . . . . . .  14
         Section 2.5   Qualification to Do Business   . . . . . . . .  14
         Section 2.6   Lack of Authority of Members   . . . . . . . .  14
         Section 2.7   Liability to Third Parties   . . . . . . . . .  15
         Section 2.8   No Personal Liability of Members,
                       Managers, Etc.   . . . . . . . . . . . . . . .  15
         Section 2.9   Separateness.  . . . . . . . . . . . . . . . .  15


                               ARTICLE III

                                MANAGEMENT  . . . . . . . . . . . . .  16

         Section 3.1   Management by Managers   . . . . . . . . . . .  16
         Section 3.2   Delegation of Authority and Duties to
                 Chairman of the Managers . . . . . . . . . . . . . .  16
         Section 3.3   Number and Qualifications  . . . . . . . . . .  16
         Section 3.4   Independent Manager  . . . . . . . . . . . . .  17
         Section 3.5   Term   . . . . . . . . . . . . . . . . . . . .  18
         Section 3.6   Vacancy  . . . . . . . . . . . . . . . . . . .  18
         Section 3.7   Removal  . . . . . . . . . . . . . . . . . . .  18
         Section 3.8   Resignation  . . . . . . . . . . . . . . . . .  18
         Section 3.9   Place of Meetings of Managers  . . . . . . . .  18
         Section 3.10  Meetings of Managers   . . . . . . . . . . . .  19
         Section 3.11  Quorum; Majority Vote  . . . . . . . . . . . .  19
         Section 3.12  Methods of Voting; Proxies   . . . . . . . . .  19
         Section 3.13  Order of Business  . . . . . . . . . . . . . .  20
         Section 3.14  Attendance and Waiver of Notice  . . . . . . .  20
         Section 3.15  Compensation of Managers   . . . . . . . . . .  20
         Section 3.16  Committees   . . . . . . . . . . . . . . . . .  20
         Section 3.17  Actions Without a Meeting  . . . . . . . . . .  20
         Section 3.18  Telephone and Similar Meetings   . . . . . . .  21
         Section 3.19  Presumption of Assent  . . . . . . . . . . . .  21






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                                ARTICLE IV

                                 OFFICERS . . . . . . . . . . . . . .  21

         Section 4.1   Designation; Term; Qualifications  . . . . . .  21
         Section 4.2   Removal and Resignation  . . . . . . . . . . .  21
         Section 4.3   Vacancies  . . . . . . . . . . . . . . . . . .  22
         Section 4.4   Compensation   . . . . . . . . . . . . . . . .  22


                                ARTICLE V

                      MEETINGS OF PREFERRED MEMBERS   . . . . . . . .  22

         Section 5.1   Meetings of Preferred Members  . . . . . . . .  22
         Section 5.2   Place of Meetings of Preferred Members   . . .  22
         Section 5.3   Notice of Meetings of Preferred Members  . . .  22
         Section 5.4   Record Date for Notice and Voting.   . . . . .  23
         Section 5.5   Quorum   . . . . . . . . . . . . . . . . . . .  23
         Section 5.6   List of Preferred Members Entitled to
                       Vote   . . . . . . . . . . . . . . . . . . . .  24
         Section 5.7   Methods of Voting; Proxies   . . . . . . . . .  24
         Section 5.8   Conduct of Meetings  . . . . . . . . . . . . .  25
         Section 5.9   Voting on Matters  . . . . . . . . . . . . . .  25
         Section 5.10  Registered Members   . . . . . . . . . . . . .  25
         Section 5.11  Actions Without a Meeting.     . . . . . . . .  25
         Section 5.12  Telephone and Similar Meetings   . . . . . . .  25

                                ARTICLE VI

                         CONTRIBUTIONS TO CAPITAL . . . . . . . . . .  26

         Section 6.1   Capital Contributions.     . . . . . . . . . .  26
         Section 6.2   Additional Capital Contributions   . . . . . .  26
         Section 6.3   Admission of Preferred Members.  . . . . . . .  26
         Section 6.4   Withdrawal or Reduction of Members'
                       Capital Contributions.   . . . . . . . . . . .  27
         Section 6.5   Capital Accounts   . . . . . . . . . . . . . .  27

                               ARTICLE VII

                               ALLOCATIONS  . . . . . . . . . . . . .  28

         Section 7.1   Allocations.   . . . . . . . . . . . . . . . .  28
         Section 7.2   Limitation on Loss Allocation.   . . . . . . .  30
         Section 7.3   Special Allocations.   . . . . . . . . . . . .  30
         Section 7.4   Allocations with Respect to Transferred
                       Interests  . . . . . . . . . . . . . . . . . .  31
         Section 7.5   Allocations for Income Tax Purposes  . . . . .  31
         Section 7.6   Member's Share of Excess Nonrecourse
                       Liabilities  . . . . . . . . . . . . . . . . .  31
         Section 7.7   Withholding  . . . . . . . . . . . . . . . . .  31


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                               ARTICLE VIII

                       DIVIDENDS AND DISTRIBUTIONS  . . . . . . . . .  32

         Section 8.1   Dividends  . . . . . . . . . . . . . . . . . .  32
         Section 8.2   Limitation upon Distributions.   . . . . . . .  32


                                ARTICLE IX

                  SENIOR PREFERRED MEMBERSHIP INTERESTS   . . . . . .  32

         Section 9.1   Issuance of Series of Senior Preferred
                       Membership Interests.  . . . . . . . . . . . .  32
         Section 9.2   Senior Preferred Membership Interests.   . . .  33
         Section 9.3   Tax Treatment.   . . . . . . . . . . . . . . .  40
         Section 9.4   Conditions to Issuance of Senior
                       Preferred Membership Interests.  . . . . . . .  40


                                ARTICLE X

                  JUNIOR PREFERRED MEMBERSHIP INTERESTS   . . . . . .  41

         Section 10.1  Issuance of Series of Junior Preferred
                       Membership Interests.  . . . . . . . . . . . .  41
         Section 10.2  Junior Preferred Membership Interests.   . . .  42
         Section 10.3  Tax Treatment.   . . . . . . . . . . . . . . .  49
         Section 10.4  Conditions to Issuance of Junior
                       Preferred Membership Interests.  . . . . . . .  49


                                ARTICLE XI

                 TAXES; BOOKS; RECORDS; AND BANK ACCOUNTS . . . . . .  50

         Section 11.1  Tax Returns  . . . . . . . . . . . . . . . . .  50
         Section 11.2  Tax Elections  . . . . . . . . . . . . . . . .  50
         Section 11.3  Tax Matters Partner  . . . . . . . . . . . . .  51
         Section 11.4  Maintenance of Books   . . . . . . . . . . . .  51
         Section 11.5  Reports.   . . . . . . . . . . . . . . . . . .  51
         Section 11.6  Bank and Investment Accounts.  . . . . . . . .  51
         Section 11.7  Distributions from Series Preferred
                       Member Distribution Accounts.    . . . . . . .  52


                               ARTICLE XII

                     TRANSFER OF MEMBERSHIP INTERESTS . . . . . . . .  55

         Section 12.1  Prohibition on Disposition of Common
                       Interest   . . . . . . . . . . . . . . . . . .  55


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         Section 12.2  Form of Preferred Membership
                       Certificates.  . . . . . . . . . . . . . . . .  55
         Section 12.3  Registration of Transfer and Exchange.   . . .  55
         Section 12.4  Mutilated, Destroyed, Lost or Stolen
                       Certificates   . . . . . . . . . . . . . . . .  56
         Section 12.5  Persons Deemed Preferred Members   . . . . . .  57
         Section 12.6  Interests in the Issuer May Not be Traded
                       on an Established Securities Market.   . . . .  57


                               ARTICLE XIII

                 DISSOLUTION, LIQUIDATION AND TERMINATION . . . . . .  58

         Section 13.1  Dissolution.   . . . . . . . . . . . . . . . .  58
         Section 13.2  Liquidation and Termination  . . . . . . . . .  59
         Section 13.3  Deficit Capital Accounts   . . . . . . . . . .  61
         Section 13.4  Certificate of Cancellation  . . . . . . . . .  61


                               ARTICLE XIV

                            VOTING AGREEMENTS   . . . . . . . . . . .  61

         Section 14.1  Managers; Number; Selection; Vacancies   . . .  61


                                ARTICLE XV

                         MISCELLANEOUS PROVISIONS . . . . . . . . . .  61

         Section 15.1  Amendments   . . . . . . . . . . . . . . . . .  61
         Section 15.2  Amendment of Certificate   . . . . . . . . . .  61
         Section 15.3  Notices  . . . . . . . . . . . . . . . . . . .  62
         Section 15.4  Entire Agreement   . . . . . . . . . . . . . .  62
         Section 15.5  Effect of Waiver or Consent  . . . . . . . . .  62
         Section 15.6  Governing Law; Severability  . . . . . . . . .  62
         Section 15.7  Further Assurances   . . . . . . . . . . . . .  63
         Section 15.8  Waiver of Certain Rights; No Bankruptcy
                       Petition   . . . . . . . . . . . . . . . . . .  63
         Section 15.9  Headings and Sections  . . . . . . . . . . . .  63
         Section 15.10 Binding Effect   . . . . . . . . . . . . . . .  63
         Section 15.11 Counterparts   . . . . . . . . . . . . . . . .  63
         Section 15.12 Conflicts of Interest  . . . . . . . . . . . .  64
         Section 15.13 Binding Agreement. . . . . . . . . . . . . . .  64
         Section 15.14 Effectiveness. . . . . . . . . . . . . . . . .  64










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

          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of GREYHOUND FUNDING LLC (the "Issuer"), dated as of October 28, 1999 (this "Agreement"), is entered into by RAVEN FUNDING LLC, a Delaware limited liability company, as the sole common member (the "Common Member"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Article I hereof.

          WHEREAS, the Common Member formed a limited liability company pursuant to the Delaware Limited Liability Company Act, Title 6, Chapter 18, Section 101 et seq. of the Delaware Code;

          WHEREAS, the Common Member desires to amend and restate the Limited Liability Company Agreement of the Issuer, dated as of June 30, 1999 (the "Existing Limited Liability Company Agreement"), in order to
(i) provide for the issuance of Senior Preferred Membership Interests in the Issuer to Senior Preferred Members from time to time and Junior Preferred Membership Interests in the Issuer to Junior Preferred Members from time to time, (ii) set forth the respective rights and obligations of the Senior Preferred Members, the Junior Preferred Members and the Common Member and (iii) provide for the management of the Issuer and its affairs and for the conduct of the business of the Issuer;

          WHEREAS, Park Avenue Receivables Corporation ("PARCO") is the sole existing preferred member of the Issuer and PARCO has consented to the amendment and restatement of the Existing Limited Liability Company Agreement effected hereby; and

          WHEREAS, the Independent Manager has consented to the amendment and restatement of the Existing Limited Liability Company Agreement effected hereby;

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Common Member hereby agrees as follows and the Independent Manager, Tony Wong, joins in the execution of this Agreement and agrees to be bound by its terms:


                                ARTICLE I
                               DEFINITIONS

          Section 1.1 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Act" means the Delaware Limited Liability Company Act, as amended, as in effect on the date hereof (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code) and as it may be amended hereafter, from time to time.

          "Action" means, with respect to any Series of Preferred Membership Interests, the action with respect to such Series permitted to be taken by a majority of the Managers pursuant to Section 9.1 or
Section 10.1 of this Agreement in connection with the issuance of such Series of Preferred Membership Interests, which action shall be in writing. Each Action is hereby incorporated by reference and made a part of this Agreement.

          "Additional Dividends" means Dividends that shall be declared and paid by the Issuer on any Dividend arrearage in respect of any Series of Preferred Membership Interests at the Dividend Rate set forth in the Action with respect to such Series, compounded monthly.

          "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the applicable fiscal Year after (i) crediting thereto any amounts which such Member is, or is deemed to be, obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) and
Section 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Administration Agreement" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing."Agreement" means this Amended and Restated Limited Liability Company Agreement of the Issuer, as the same may be amended from time to time in accordance with the provisions hereof.

          "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Issuer, as the same may be amended from time to time in accordance with the provisions hereof.

          "ARAC" means Avis Rent A Car, Inc., a Delaware corporation.

          "ARC" means Avis Rent A Car System, Inc., a Delaware corporation.

          "Base Indenture" means the Base Indenture, dated as of June
30, 1999, between the Issuer and the Indenture Trustee, as amended on the date hereof and as further amended, modified or supplemented from time to time, exclusive of Indenture Supplements creating a new Series of Investor Notes.

          "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.


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          "Capital Account" means, with respect to any Member, the
account maintained for such Member in a manner which the Managers determine is in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv) and Section 6.5 of this Agreement.

          "Capital Contribution" means the Common Member Capital
Contribution or any Preferred Capital Contribution.

          "Certificate of Formation" means the Certificate of Formation of the Issuer filed with the Secretary of State of the State of Delaware in accordance with the Act pursuant to Section 2.1.

          "Chairman of the Managers" shall mean the Manager designated as such pursuant to Section 13.1 or pursuant to a vote of the Managers.

          "Closing Date" means the Initial Closing Date or any Series Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

          "Collection Account" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Common Member" means the Person executing this Agreement as of the date of this Agreement as the common member of the Issuer.

          "Common Member Capital Contribution" is defined in Section
6.1(a).

          "Common Membership Interest" means the limited liability company interest of the Common Member in the Issuer, including without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to vote, consent or approve, if any, as set forth herein.

          "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contin-gent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any

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

liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Contractual Obligation" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Dispose," "Disposing," or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

          "Dividend Payment Date" means, with respect to any Series of Preferred Membership Interests, the 7th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing on the date set forth in the Action with respect to such Series of Preferred Membership Interests.

          "Dividend Period" means, with respect to any Series of Preferred Membership Interests, the period from and including each Dividend Payment Date (or, in the case of the initial Dividend Period, from and including the Series Closing Date with respect to such Series of Preferred Membership Interests) to but excluding the next succeeding Dividend Payment Date.

          "Dividend Rate" means, with respect to any Series of Preferred Membership Interests, the rate per annum for each Dividend Period at which dividends accumulate on the Preferred Membership Interests of such Series (or the formula on the basis of which such rate shall be determined) as stated in the Action with respect to such Series of Preferred Membership Interests.

          "Dividends" means, with respect to any Series of Preferred Membership Interests, the cumulative cash distributions from the Issuer with respect to such Preferred Membership Interests, accruing from the Series Closing Date with respect to such Series of Preferred Membership Interests and payable on the Dividend Payment Dates with respect to such Series of Preferred Membership Interests.

          "FDIC" means the Federal Deposit Insurance Corporation.

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

          "Fiscal Period" means each period from and including a Dividend Payment Date (or, in the case of the initial Fiscal Period, the Initial Closing Date) to but excluding the next succeeding Dividend Payment Date.

          "Fiscal Year" means, unless the Managers shall at any time determine otherwise pursuant to the requirements of the Code, for each year, the period commencing on January 1 and ending on December 31, except that the initial fiscal year of the Issuer shall commence on the filing of a Certificate of Formation in the office of the Secretary of State of the State of Delaware and shall end as required pursuant to the Code.

          "GAAP" means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indebtedness", as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

          "Independent Manager" means, with respect to the Issuer, an individual who is not and never was (i) a stockholder, member, partner, director, officer, employee, affiliate, associate, creditor or independent contractor of ARC, ARAC, VMS or any of their affiliates or associates or (ii) any person owning directly or beneficially any outstanding shares of common stock of ARC, ARAC, VMS or any of their affiliates, or a stockholder, director, officer, employee, affiliate, associate, creditor or independent contractor of such beneficial owner or any of such beneficial owner's affiliates or associates, or (iii) a member of the immediate family of any person described above.

          "Indenture" means the Base Indenture, together with all Indenture Supplements, as the same may be amended, modified or supplemented from time to time.


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

          "Indenture Supplement" shall mean a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section
2.2 or Article 12 of the Base Indenture.

          "Indenture Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

          "Initial Closing Date" means June 30, 1999.

          "Insolvency Event" means, as to any Person:

          (a)(i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law,
     (ii) an involuntary case is commenced against such Person under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which remains undismissed, undischarged or unbonded for a period of 60 days or (iii) such Person shall have a decree or an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

          (b) such Person shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person; or such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          (c) With respect to any Member, this definition of "Insolvency Event" is intended to and shall supersede and replace the definition of "Bankruptcy" set forth in Section 18-101(1) and 18-304 of the Act.

          "Interest" means the entire limited liability company interest of a Member in the Issuer at any particular time, including, without limitation, its interest in the capital, profits, losses and distributions of the Issuer.

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

          "Investor Notes" means each Series of Investor Notes issued and outstanding under the Indenture from time to time.

          "Issuer" mean Greyhound Funding LLC, a Delaware limited liability company.

          "Issuer Assets" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Issuer General Account" is defined in Section 11.6(a).

          "Junior Preferred Capital Contribution" is defined in Section
6.1(c).

          "Junior Preferred Member" means a Person in whose name a Junior Preferred Membership Certificate is registered in the Register, in its capacity as a Member of the Issuer within the meaning of the Act.

          "Junior Preferred Membership Certificate" means a certificate substantially in the form attached to the Action relating thereto, evidencing the Junior Preferred Membership Interest of a particular Series held by a Junior Preferred Member.

          "Junior Preferred Membership Interest" means the limited liability company interest of a Junior Preferred Member of a particular Series in the Issuer, including without limitation, the rights to distributions (liquidating or otherwise), allocations, information, and to vote, consent or approve, if any, set forth in Article X and in the Action with respect to such Series. The Senior Preferred Membership Interests, the Junior Preferred Membership Interests and the Common Membership Interest shall constitute separate classes of limited liability company interests.

          "Legal Final Redemption Date" means, with respect to any Series of Preferred Membership Interests, the date stated in the Action with respect to such Series of Preferred Membership Interests as the latest date on which such Series of Preferred Membership Interests is expected to be redeemed in full.

          "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

          "Liquidation Preference Amount" means, with respect to any Series of Preferred Membership Interests, the stated liquidation preference of such Series of Preferred Membership Interests set forth in the Action with respect to such Series of Preferred Membership Interests, plus all accumulated and unpaid Dividends, including any Additional Dividends (whether or not earned or declared) on such Series of Preferred Membership Interests to the date of payment of such Liquidation Preference Amount.

          "Manager" means any Person hereafter elected to act as a manager of the Issuer as provided in this Agreement, but does not include any Person who has ceased to be a manager of the Issuer."

          Management Agreement" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Managing Agent" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Member" means the Common Member, any Junior Preferred Member or any Senior Preferred Member.

          "Membership Interest" means the Common Membership Interest or any Preferred Membership Interest.

          "Monthly Settlement Statement" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base
Indenture.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Income" and "Net Loss", respectively, for any Fiscal Period means the income and loss, respectively, of the Issuer for such Fiscal Period as determined in accordance with the method of accounting followed by the Issuer for federal income tax purposes; provided, however, that any item specially allocated to a Member under Section 7.3 shall be excluded from the computation of Net Income and Net Loss.

          "Notice of Redemption" is defined in Section 9.2(d).

          "Origination Trust" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Origination Trust Documents" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Permitted Lien" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, joint stock company, limited liability company, trust, unincorporated organization or Governmental Authority.

          "Preferred Capital Contribution" means a Junior Preferred Capital Contribution or a Senior Preferred Capital Contribution.

          "Preferred Member" means a Junior Preferred Member or a Senior Preferred Member.

          "Preferred Membership Certificate" means a Junior Preferred Membership Certificate or a Senior Preferred Membership Certificate.

          "Preferred Membership Interest" means a Junior Preferred Membership Interest or a Senior Preferred Membership Interest.

          "Principal Payment Amount" is defined with respect to any Series of Preferred Membership Interests in the Indenture Supplement creating the Related Series of Investor Notes with respect to such Series of Preferred Membership Interests.

          "Principal Terms" means, with respect to any Series of Senior Preferred Membership Interests or any Series of Junior Preferred
Membership Interests, the terms listed in Section 9.4(a)(i) or Section 10.4(a)(i), as the case may be, set forth in the Action with respect to such Series.

          "Purchase Agreement" means, with respect to any Series of Preferred Membership Interests, an agreement between the Issuer and the purchaser or purchasers of Preferred Membership Interests of such Series pursuant to which such Preferred Membership Interests are sold.

          "Qualified Institution" means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

          "Qualified Institutional Buyer" is defined in Rule 144A promulgated under the Securities Act.

          "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long term deposits rating of not less than "BBB-" by Standard & Poor's and Baa3 by Moody's.

          "Rating Agency" means, with respect to each Series of Preferred Membership Interests, the rating agency or agencies, if any, specified in the Action with respect to such Series of Preferred
Membership Interests.

          "Rating Agency Condition" means the notification in writing by the Rating Agencies with respect to a particular Series of Preferred Membership Interests that a proposed action will not result in a reduction or withdrawal by each such Rating Agency of the rating of such Series of Preferred Membership Interests or of the rating of the Related Series of Investor Notes with respect to such Series.

          "Record Date" means, with respect to any Series of Preferred Membership Interests and any Dividend Payment Date, the immediately preceding Business Day.

          "Register" means the register maintained pursuant to Section 11.3, providing for the registration of the Preferred Membership
Interests and transfers and exchanges thereof.

          "Related Series of Investor Notes" means, with respect to any Series of Preferred Membership Interests, the Series of Investor Notes set forth in the Action with respect to such Series of Preferred
Membership Interests as the "Related Series of Investor Notes."

          "Related Series of Junior Preferred Membership Interests" means, with respect to (a) any Series of Senior Preferred Membership Interests, any Series of Junior Preferred Membership Interests having the same Series of Investor Notes as its Related Series of Investor Notes as such Series of Senior Preferred Membership Interests and (b) any Series of Junior Preferred Membership Interests, any Series of Junior Preferred Membership Interests having the same Series of Investor Notes as its Related Series of Investor Notes as such Series of Junior Preferred Membership Interests.

          "Related Series of Senior Preferred Membership Interests" means, with respect to (a) any Series of Junior Preferred Membership Interests, the Series of Senior Preferred Membership Interests set forth in the Action with respect to such Series of Junior Preferred Membership Interests as the "Related Series of Senior Preferred Membership Interests" and (b) any Series of Senior Preferred Membership Interests, any Series of Senior Preferred Membership Interests having the same Series of Investor Notes as its Related Series of Investor Notes as such Series of Senior Preferred Membership Interests.

          "Required Rating" means a short-term certificate of deposit rating from Moody's of P-1 and from Standard & Poor's of "A-1" and a long-term unsecured debt rating of not less than Aa3 by Moody's and "AA-" by Standard & Poor's.

          "S&P" or "Standard & Poor's" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "Senior Preferred Capital Contribution" is defined in Section
6.1(b).

          "Senior Preferred Member" means a Person in whose name a Senior Preferred Membership Certificate is registered in the Register, in its capacity as a Member of the Issuer within the meaning of the Act.

          "Senior Preferred Membership Certificate" means a certificate substantially in the form attached hereto as Exhibit A, evidencing the Senior Preferred Membership Interest of a particular Series held by a Senior Preferred Member.

          "Senior Preferred Membership Interest" means the limited liability company interest of a Senior Preferred Member of a particular Series in the Issuer, including without limitation, the rights to distributions (liquidating or otherwise), allocations, information, and to vote, consent or approve, if any, set forth in Article IX and in the Action with respect to such Series. The Senior Preferred Membership Interests, the Junior Preferred Membership Interests and the Common Membership Interest shall constitute separate classes of limited liability company interests.

          "Series" means any Series of Senior Preferred Membership Interests issued in accordance with Section 9.1 or any Series of Junior Preferred Membership Interests issued in accordance with Section 10.1.

          "Series Closing Date" means, with respect to any Series of Preferred Membership Interests, the date of issuance of such Series of Preferred Membership Interests pursuant to Section 9.1 or 10.1, as the case may be.

          "Series of Investor Notes" means each Series of Investor Notes issued and authenticated pursuant to the Base Indenture and a related Indenture Supplement.

          "Series Preferred Member Distribution Account" is defined in
Section 11.6(b).

          "Series Note Termination Date" is defined with respect to each Series of Preferred Membership Interests in the Indenture Supplement creating the Related Series of Investor Notes with respect to such Series of Preferred Membership Interests.

          "Transaction Documents" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Transfer Agent" is defined in Section 12.3(a).

          "Transfer Agreement" shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

          "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          "U.S. Person" means any Person that would be considered a "United States person" under Section 7701(a)(30) of the Code.

          "VMS" means PHH Vehicle Management Services LLC, a Delaware limited liability company.

          Section 1.2     Other Definitional Provisions.

          (a) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words "hereof", "herein", "hereunder", and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                ARTICLE II

                FORMATION OF THE LIMITED LIABILITY COMPANY

          Section 2.1 Formation; Filings. The Common Member formed the Issuer and was admitted as a Member of the Issuer pursuant to the Act and the Existing Limited Liability Company Agreement. Pursuant to the Act and in accordance with the further terms and provisions hereof, the Common Member hereby agrees to continue the Issuer as a limited liability company. Joseph Weikel, as an authorized person within the meaning of the Act, has executed and filed a Certificate of Formation of the Issuer, and the Common Member is designated an authorized person within the meaning of the Act and shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Issuer shall desire to conduct its business.

          Section 2.2     Name and Office.

          (a) The name of the Issuer shall be "Greyhound Funding LLC". All business of the Issuer shall be conducted in such name and all Contractual Obligations, property and other assets of the Issuer shall be held in that name and no Member shall have any ownership interests in such Contractual Obligations, property or other assets in its individual name.

          (b) The address of the registered office of the Issuer in the State of Delaware is the Corporation Trust Center, 1209 Orange Street in the city of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

          (c) The Issuer may also have offices at such other places both within and without the State of Delaware as the Managers may from time to time determine.

          Section 2.3 Business Purpose. The nature of the business or purpose to be conducted or promoted by the Issuer is to engage exclusively in the following business and financial activities:

          (i) to acquire the Issuer Assets and to manage and hold the Issuer Assets;

          (ii) to issue from time to time multiple Series of Preferred Membership Interests and to sell, transfer, exchange or redeem such Series of Preferred Membership Interests;

          (iii) to issue and sell from time to time multiple Series of Investor Notes under the Indenture, the proceeds of which, together with the proceeds of the Preferred Membership Interests, shall be used to acquire the Issuer Assets, to repay the Investor Notes or to make any other payments contemplated by the Transaction Documents;

          (iv) to make payments or distributions in respect of the Membership Interests and the Investor Notes, to make deposits to and withdrawals from the bank accounts of the Issuer established hereunder and under the Indenture and to pay the organizational, start-up and transactional expenses of the Issuer;

          (v) to assign, grant, transfer, pledge, mortgage and convey the Issuer Assets pursuant to the Indenture and distribute to the Members any portion of the Issuer Assets released from the Lien of, and remitted to, the Issuer pursuant to the Indenture;

          (vi) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, the Transaction Documents and any other agreement or instrument or document relating to the activities set forth in clauses (i) through (v) above, including but not limited to (A) agreements with third-party credit enhancers, (B) agreements with holders of Preferred Membership Interests or Investor Notes, (C) agreements pursuant to which the Issuer makes limited investments in membership interests in financing sources and (D) interest rate swap agreements relating to any Series of Investor Notes, provided, that, in each case, the Issuer shall not incur any indebtedness or other liability pursuant to any such other agreement or instrument or document except for such indebtedness or liability that by its terms provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against the Issuer until one year and one day after every other indebtedness or liability of the Issuer represented by any Series of Investor Notes and amounts owed under the Indenture to third-party credit enhancers with respect to such Investor Notes is paid in full; and

          (vii) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

          Section 2.4 Term. The term of the Issuer commenced on the date of the filing of a Certificate of Formation in the office of the Secretary of State of the State of Delaware and shall continue until the Issuer is dissolved and liquidated in accordance with Section 13.1. The existence of the Issuer as a separate legal entity shall continue until the cancellation of its Certificate of Formation as provided in the Act.

          Section 2.5 Qualification to Do Business. The Managers shall cause the Issuer to become qualified, formed or registered under the applicable qualification, fictitious name or similar laws of any jurisdiction in which the Issuer transacts business.

          Section 2.6 Lack of Authority of Members. No Member (other than a Manager or an officer of the Issuer in his capacity as such) shall have the authority or power to act for or on behalf of the Issuer, to do any act that would be binding on the Issuer, or to incur any expenditures, debts, liabilities or obligations on behalf of the Issuer.

          Section 2.7 Liability to Third Parties. Except as otherwise expressly provided in the Act, no Member or Manager shall be liable for the debts, obligations or liabilities of the Issuer (whether arising in contract, tort or otherwise), including without limitation under a judgment, decree or order of a court, by reason of being a member or acting as a manager of the Issuer.

          Section 2.8 No Personal Liability of Members, Managers, Etc. Except as otherwise expressly provided by the Act, no Preferred Member of the Issuer shall be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the acts, obligations or affairs of the Issuer. No Manager or officer of the Issuer shall be subject in such capacity to any personal liability whatsoever to the Issuer or its Members in connection with the assets or the affairs of the Issuer, save only liability to the Issuer or its Members arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person.

          Section 2.9     Separateness.

          (a) The funds and other assets of the Issuer shall not be commingled with those of any other entity.

          (b) The Issuer shall not hold itself out as being liable for the debts of any other entity.

          (c) The Issuer shall not form, or cause to be formed, any subsidiaries.

          (d) The Issuer shall act solely in its limited liability company name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity or assets with which they are concerned.

          (e) The Issuer shall maintain separate records and books of account and shall not commingle its records and books of account with the records and books of account of any other entity or any of its Members.

          (f) All limited liability company actions of the Issuer shall be duly authorized in accordance with this Agreement.

          (g) The Issuer shall at all times ensure that its capitalization is adequate in light of its business and purpose.

          (h) No Member or Manager shall guaranty, become liable on or hold itself out as being liable for the debts of the Issuer.

The failure of the Issuer or any Member or Manager on behalf of the Issuer to comply with any of the foregoing covenants or any other covenant in this Agreement shall not affect the status of the Issuer as a separate legal entity or the limited liability of the Members and the Manager.

          Section 2.10 Authorization. The Issuer, by or through any Manager or officer of the Issuer on behalf of the Issuer, may enter into and perform each of the Transaction Documents, any Purchase Agreement with respect to any Series of Preferred Membership Interests and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without further act, vote or approval of any Manager, Member or any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Managers or officers of the Issuer to enter into other agreements on behalf of the Issuer.


                               ARTICLE III

                                MANAGEMENT

          Section 3.1 Management by Managers. The powers of the Issuer shall be exercised by or under the authority of, and the business and affairs of the Issuer shall be managed under the direction of, the Managers.

          Section 3.2     Delegation of Authority and Duties to Chairman
of the Managers.   Except (x) for situations in which the approval of the
Members is expressly required by this Agreement or by nonwaivable provisions of applicable law, (y) for decisions which pursuant to the terms of this Agreement must be approved by a majority or other specified vote of the Managers or (z) during any period that the Preferred Members are entitled to elect a majority of the Managers as provided in Sections 9.2(f) and 10.2(f), (i) the powers of the Issuer shall be, and hereby are, delegated to and exercised by or under the authority of, and the business and affairs of the Issuer shall be managed under the direction of, the Chairman of the Managers designated in Section 14.1 of this Agreement or by vote of the Managers as the Chairman of the Managers may determine in its sole discretion, and (ii) the Chairman of the Managers may make all decisions and take all actions for the Issuer not otherwise provided in this Agreement. During any period that the Preferred Members are entitled to elect a majority of the Managers as provided in Sections 9.2(f) and 10.2(f), a majority of the Managers shall make all decisions and take all actions for the Issuer not otherwise provided for in this Agreement.

          Section 3.3 Number and Qualifications. Except for such times as the Preferred Members shall be entitled to elect a majority of the Managers as provided in Sections 9.2(f) and 10.2(f), the number of Managers of the Issuer shall be three, and the Common Member shall be entitled to elect two Managers and the Preferred Members shall be entitled to elect one Manager in accordance with the procedures contained in Article V. At any time when the Preferred Members become entitled to elect a majority of the Managers pursuant to Sections 9.2(f) and 10.2(f), the number of Managers shall automatically be increased to five in order that the Preferred Members shall be able to elect a majority of the Managers and the maximum number of Managers set forth herein shall automatically be increased to five. Upon termination of the right of the Preferred Members to elect a majority of the Managers, the number of Managers set forth herein shall automatically revert to three and all but one of the Managers elected by the Preferred Members shall cease to be Managers. Managers need not be Members or residents of the State of Delaware. Each Manager is a "manager" of the Issuer within the meaning of the Act. Each Person elected as a Manager shall execute a Manager Agreement in the form attached hereto as Exhibit B.

          Section 3.4     Independent Manager.

          (a) The Issuer shall have at all times at least one individual who is an Independent Manager. If any Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is elected and qualified and approves such action.

          (b) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Issuer, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer, shall, without the prior unanimous consent of the Managers, including the Independent Manager, and without obtaining the consent required by Sections 9.2(f) and 10.2(f), do any of the following:

          (i) engage in any business or activity other than those set forth in Article II hereof;

          (ii) incur any Indebtedness, other than the Investor Notes as set forth in Article II hereof, or assume or guaranty any Indebtedness of any other entity;

          (iii) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future the creation, incurrence or existence of any Lien of any kind on the Issuer Assets other than Permitted Liens;

          (iv) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part;

          (v) consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets substantially as an entirety to any entity;

          (vi) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of a bankruptcy or insolvency proceeding or case against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due; or

          (vii) amend this Agreement or take action in furtherance of any such action.

With regard to any action contemplated by the preceding sentence, the Independent Manager will, to the fullest extent permitted by law, owe its primary fiduciary duty to the Issuer (including the creditors of the Issuer and the Preferred Members). The Members shall be deemed to have consented to the foregoing by virtue of the Members' purchase of their Membership Interests, no further act or deed of the Members being required to evidence such consent.

          Section 3.5 Term. Each Manager shall hold office until his successor shall be elected and qualified, or until his earlier death, resignation or removal as provided in this Agreement.

          Section 3.6 Vacancy. Subject to Section 14.1 of this Agreement, any vacancy occurring in the Managers other than by reason of an increase in the number of Managers pursuant to Section 3.3 may be filled (i) by the Common Member, in the case of a position vacated by a Manager elected by the Common Member, or (ii) by election at any meeting of the Preferred Members called for that purpose, in a case of a position vacated by a Manager elected by the Preferred Members. A Manager elected to fill a vacancy other than by reason of an increase in the number of Managers shall be elected for the unexpired term of its predecessor in office.

          Section 3.7 Removal. Subject to Section 14.1 of this Agreement, the Common Member may remove any Manager elected by the Common Member at any time other than the Independent Manager, with or without cause, and the Preferred Members may remove any Manager elected by the Preferred Members at a meeting of the Preferred Members at which a quorum of Preferred Members is present called expressly for such purpose, by the affirmative vote of Preferred Members holding Preferred Membership Interests of more than 50% of the aggregate stated liquidation preference of all the Preferred Membership Interests then outstanding, voting as a single class, represented in person, by telephone or by proxy at such meeting.

          Section 3.8 Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Managers; provided, that the resignation of the Independent Manager shall not be effective until a replacement Independent Manager has been appointed. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

          Section 3.9 Place of Meetings of Managers. All meetings of the Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Managers.

          Section 3.10    Meetings of Managers.   Meetings of the
Managers may be held when called by the Chairman of the Managers or by a majority of the Managers. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all the Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

          Section 3.11 Quorum; Majority Vote. At all meetings of the Managers, the presence in person, by telephone or by proxy of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by this Agreement or by law. The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Managers, except as otherwise provided by law, the Certificate of Formation or this Agreement. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Managers, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

          Section 3.12 Methods of Voting; Proxies. A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager; provided, however, that the Person designated to act as proxy shall be a Manager; provided further that the Person designated to act as proxy for an Independent Manager must be an Independent Manager. A telegram, telex, cablegram or similar transmission by the Manager, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Manager shall be treated as an execution in writing for purposes of this Section 3.12. Proxies for use at any meeting of Managers or in connection with the taking of any action by written consent shall be filed with the Chairman of the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Chairman of the Managers, who shall decide all questions touching upon the qualifications of voters, the validity of the proxies, and the acceptance or rejection of votes. No proxy shall be valid after 30 calendar days from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Managers to act as proxies, unless that instrument shall provide to the contrary, a majority of such Managers present in person or by telephone at any meeting at which their powers thereunder may be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one such Manager be present, then such powers may be exercised by that one Manager; or, if an even number of such Managers attend in person or by telephone and a majority do not agree on any particular issue, the Chairman of the Managers shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

          Section 3.13 Order of Business. At any meeting of the Managers, business shall be transacted in the order as the Chairman of the Managers may determine from time to time. The secretary of the meeting shall prepare minutes of the meeting and such minutes shall be placed in the minute book of the Issuer.

          Section 3.14 Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 3.15 Compensation of Managers. Managers may receive any stated salary for their services and expenses of attendance, if any, may be allowed for attendance at each meeting of the Managers. Nothing contained in this Agreement shall be construed to preclude any Manager from serving the Issuer in any other capacity and receiving compensation for such service.

          Section 3.16 Committees. The Managers may, by resolution, designate (i) from among the Managers one or more committees, each of which shall be comprised of at least one Manager, and (ii) one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified Managers at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act.

          Section 3.17 Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Managers or any committee thereof may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers or members of the committee, as the case may be, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers or committee members, as the case may be, entitled to vote on the action were present and voted. Such consent shall have the same force and effect, as of the date stated therein, as a vote of such Managers or members of the committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware or in any certificate or other document delivered to any person or entity. The signed consent shall be placed in the minute book of the Issuer.

          Section 3.18 Telephone and Similar Meetings. The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

          Section 3.19 Presumption of Assent. A Manager, or any member of a committee thereof, who is present in person, by telephone or by proxy at a meeting of the Managers or a committee thereof at which action on any matter is taken shall be presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or forwards any dissent by certified or registered mail to the Issuer immediately after the adjournment of the meeting, provided, however, that the affirmative vote of the Independent Manager shall be required for the purposes set forth in Section 3.4. Such right to dissent shall not apply to a Manager or committee member who voted in favor of such action.


                                ARTICLE IV

                                 OFFICERS

          Section 4.1 Designation; Term; Qualifications. The Chairman of the Managers may, from time to time, designate one or more Persons to be officers of the Issuer. Any officer so designated shall have such authority and perform such duties as the Chairman of the Managers may, from time to time, delegate to them. The Chairman of the Managers may assign titles to particular officers, and, unless the Chairman of the Managers decides otherwise, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Chairman of the Managers pursuant to this Section 4.1, or (ii) any delegation of authority and duties made to the Chairman of the Managers pursuant to Section 3.2. Each officer shall hold office for the term for which such officer is designated and until its successor shall be duly designated and shall qualify or until its death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, a Member, a Delaware resident, or a United States citizen. Designation of a Person as an officer of the Issuer shall not of itself create any contract rights.

          Section 4.2 Removal and Resignation. Any officer of the Issuer may be removed as such, with or without cause, by the Chairman of the Managers whenever in his judgment the best interests of the Issuer will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Any officer of the Issuer may resign as such at any time upon written notice to the Issuer. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Chairman of the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          Section 4.3 Vacancies. Any vacancy occurring in any office of the Issuer may be filled by the Chairman of the Managers.

          Section 4.4 Compensation. The compensation, if any, of the officers of the Issuer shall be fixed from time to time by the Chairman of the Managers; provided, however, that such compensation is reasonably comparable to that of officers having similar responsibilities in comparable companies in similar lines of business; and provided further that the Chairman of the Managers may delegate to one or more Managers who are officers of the Issuer the authority to fix such compensation.


                                ARTICLE V

                      MEETINGS OF PREFERRED MEMBERS

          Section 5.1 Meetings of Preferred Members. A meeting of the Preferred Members may be called at any time by any Manager or by Preferred Members holding Preferred Member Interests of more than 50% of the aggregate stated liquidation preference of all of the Preferred Membership Interests then outstanding. The date, time and place of the meeting shall be designated by the Person(s) calling such special meeting and shall be stated in the notice of such meeting or in a duly executed waiver of notice of such meeting. If fewer than all holders of Preferred Membership Interests are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

          Section 5.2 Place of Meetings of Preferred Members. All meetings of the Preferred Members shall be held at the location designated for the meeting in the manner provided in Section 5.1.

          Section 5.3     Notice of Meetings of Preferred Members.
Except as otherwise provided by law, written or printed notice stating the place, day and hour of each meeting of the Preferred Members, and the purpose or purposes for which the meeting is called, shall be delivered not less than five Business Days nor more than 30 calendar days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Preferred Members calling the meeting, to each Preferred Member of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Preferred Member at its address as it appears on the Register.

          Section 5.4     Record Date for Notice and Voting.

          (a)  Matters Other than Consents to Action.   For the purpose
of determining the Preferred Members entitled to notice of, or to vote at, any meeting of the Preferred Members or any adjournment thereof, or entitled to receive a distribution, or in order to make a determination of the Preferred Members for any other proper purpose (other than determining the Preferred Members entitled to consent to action by the Preferred Members proposed to be taken without a meeting of the Preferred Members), the Managers may provide that the Register shall be closed for a stated period but not to exceed, in any event, 30 calendar days. If the Register is closed for the purpose of determining the Preferred Members entitled to notice of, or to vote at, a meeting of the Preferred Members, the records shall be closed for at least ten Business Days immediately preceding the meeting. In lieu of closing the Register, the Managers may fix in advance a date as the record date for any such determination of the Preferred Members, such date in any case to be not more than 30 calendar days and not less than ten Business Days prior to the date on which the particular action requiring such determination of the Preferred Members is to be taken. If the Register is not closed and no record date is fixed for the determination of the Preferred Members entitled to notice of, or to vote at, a meeting of the Preferred Members, the date on which the notice of the meeting is mailed shall be the record date for such determination of the Preferred Members. When a determination of the Preferred Members entitled to vote at any meeting of the Preferred Members has been made as provided in this Section 5.4(a), such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the Register and the stated period of closing has expired.

          (b) Consents to Action. Unless a record date has previously been fixed or determined pursuant to this Section 5.4, whenever action by the Preferred Members is proposed to be taken by consent in writing without a meeting of the Preferred Members, the Managers may fix a record date for the purpose of determining the Preferred Members entitled to consent to that action, which record date may not precede, and may not be more than ten calendar days after, the date upon which the resolution fixing the record date has been adopted by the Managers. If no record date has been fixed by the Managers and the prior action of the Managers is not required by applicable law, the record date for determining the Preferred Members entitled to consent to action in writing without a meeting will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Issuer in the manner provided in Section 5.11(a) of this Agreement. If no record date has been fixed by the Managers and prior action of the Managers is required by applicable law, the record date for determining the Preferred Members entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Managers adopt a resolution taking such prior action.

          Section 5.5 Quorum. A quorum shall be present at any meeting of the Preferred Members if Preferred Members holding Preferred Membership Interests of more than 50% of the aggregate stated liquidation preference of all of the Preferred Membership Interests then outstanding are represented at the meeting in person or by proxy, except as otherwise provided by law or the Certificate of Formation. Once a quorum is present at the meeting of the Preferred Members, the Preferred Members represented in person or by proxy and entitled to vote at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Preferred Member prior to adjournment or the refusal of any Preferred Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Preferred Members, the Preferred Members represented in person or by proxy and entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of Preferred Membership Interests shall be present or represented.

          Section 5.6 List of Preferred Members Entitled to Vote. The Managers shall make, at least ten Business Days before each meeting of Preferred Members, a complete list of the Preferred Members entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of and the Preferred Membership Interests held by each, which list, for a period of ten calendar days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Issuer and shall be subject to inspection by any Preferred Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Preferred Member during the whole time of the meeting. Failure to comply with the requirements of this Section 5.6 shall not affect the validity of any action taken at such meeting.

          Section 5.7 Methods of Voting; Proxies. A Preferred Member may vote either in person, by telephone or by proxy executed in writing by the Preferred Member. A telegram, telex, cablegram or similar transmission by the Preferred Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Preferred Member shall be treated as an execution in writing for purposes of this
Section 5.7. Proxies for use at any meeting of Preferred Members or in connection with the taking of any action by written consent shall be filed with the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present in person or by telephone at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one such

Person be present, then such powers may be exercised by that one Person; or, if an even number of such Persons attend in person or by telephone and a majority do not agree on any particular issue, the Issuer shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Preferred Membership Interests that are the subject of such proxy are to be voted with respect to such issue.

          Section 5.8 Conduct of Meetings. All meetings of the Preferred Members shall be presided over by the chairman of the meeting, who shall be the Chairman of the Managers. The Chairman of the Managers shall determine the order of business and the procedure at the meeting, including without limitation such regulation of the manner of voting and the conduct of discussion as determined by the Chairman of the Managers.

          Section 5.9 Voting on Matters. Except as otherwise provided herein, for purposes of voting on matters, at any meeting of the Preferred Members at which a quorum is present, the act of the Preferred Members shall be the affirmative vote of the Preferred Member or Preferred Members holding Preferred Membership Interests of more than 50% of the aggregate stated liquidation preference of all of the Preferred Membership Interests then outstanding represented in person, by telephone or by proxy at such meeting.

          Section 5.10 Registered Members. The Issuer shall be entitled to treat the holder of record of any Preferred Membership Interest as the holder in fact of such Preferred Membership Interest for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Preferred Membership Interest on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided in this Agreement or the laws of Delaware.

          Section 5.11 Actions Without a Meeting. Except as otherwise provided by law or by the Certificate of Formation, any action required or permitted to be taken, or which may be taken, by law or the Certificate of Formation or this Agreement, at any meeting of Preferred Members, may be taken without a meeting, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of Preferred Membership Interests constituting not less than the minimum amount of Preferred Membership Interests that would be necessary to authorize or take such action at a meeting at which the holders of all Preferred Membership Interests entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Preferred Member who signs the consent. The signed consent or consents of Preferred Members shall be placed in the minute book of the Issuer. A telegram, telex, cablegram or similar transmission by a Preferred Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Preferred Member, shall be regarded as signed by the Preferred Member for purposes of this Section 5.11.

          Section 5.12 Telephone and Similar Meetings. The Preferred Members may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.


                                ARTICLE VI

                         CONTRIBUTIONS TO CAPITAL

          Section 6.1     Capital Contributions.

          (a) On the Initial Closing Date, the Common Member contributed cash or assets to the Issuer having an aggregate value equal to $381,531,550. On each subsequent Series Closing Date, the Common Member shall make such additional capital contributions as are necessary on or before such subsequent Series Closing Date to maintain the aggregate balances of all of the Members' Capital Accounts at an amount equal to at least 13% of the Issuer's total capitalization. All capital contributions made by the Common Member pursuant to this Section 6.1(a) are herein referred to as the "Common Capital Contribution."

          (b) On each Series Closing Date with respect to a Series of Senior Preferred Membership Interests, each Person who acquires a Senior Preferred Membership Interest from the Issuer shall, in connection with the acquisition of such Senior Preferred Membership Interest, contribute to the capital of the Issuer an amount in cash equal to the purchase price for such Senior Preferred Membership Interest (each a "Senior Preferred Member Capital Contribution").

          (c) On each Series Closing Date with respect to a Series of Junior Preferred Membership Interests, each Person who acquires a Junior Preferred Membership Interest from the Issuer shall, in connection with the acquisition of such Junior Preferred Membership Interest, contribute to the capital of the Issuer an amount in cash equal to the purchase price for such Junior Preferred Membership Interest (each a "Junior Preferred Member Capital Contribution").

          Section 6.2 Additional Capital Contributions. Except as provided in section 6.1(a) above, the Common Member may, but shall not be obligated to, make additional capital contributions to the Issuer. No Preferred Member shall at any time be required to make any additional capital contributions to the Issuer.

          Section 6.3     Admission of Preferred Members.

          (a) A Person shall be admitted to the Issuer as a Preferred Member without execution of this Agreement upon satisfaction of the requirements of paragraph (b) of this Section 6.3 and upon the acquisition of a Preferred Membership Certificate, whether by purchase, gift or devise or otherwise, which acquisition shall be deemed to constitute a request by such Person that the Register reflect such Person's admission as a Preferred Member; provided, however, that such Person shall be admitted to the Issuer as a Preferred Member and shall become bound by this Agreement only at the time a newly issued Preferred Membership Certificate is delivered to such Person in accordance with
Article XII.

          (b) The name and mailing address of each Preferred Member and the Preferred Capital Contribution of such Preferred Member shall be listed in the Register and no Person shall be considered to be a Preferred Member unless such Person is listed in the Register as a Preferred Member. The Managers shall be required to update the books and records of the Issuer from time to time as necessary to accurately reflect such information.

          Section 6.4     Withdrawal or Reduction of Members' Capital
Contributions.

          (a) No Member shall have the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member shall have the right to receive property other than cash.

          (b)  No Member shall be paid interest on any of its Capital
Contribution.

          (c) An unrepaid Capital Contribution shall not be a liability of the Issuer or of any Member. A Member shall not be required to contribute or to lend any cash or property to the Issuer to enable the Issuer to return any Member's Capital Contribution.

          Section 6.5 Capital Accounts. A separate Capital Account shall be established and maintained for each Member. Each Member's Capital Account shall be increased by (i) the amount of money contributed by such Member to the Issuer, (ii) the fair market value of property contributed by such Member to the Issuer (net of liabilities secured by the contributed property that the Issuer is considered to assume or take subject to under Section 752 of the Code) and (iii) allocations to such Member of Net Income, including without limitation Net Income exempt from tax, together with any other items of income allocated to such Member pursuant to Article VII. Each Member's Capital Account shall be decreased by (i) the amount of money distributed to such Member by the Issuer, (ii) the fair market value of property distributed to such Member by the Issuer (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under
Section 752 of the Code), (iii) allocations to such Member of expenditures of the Issuer described in Section 705(a)(2)(B) of the Code, and (iv) allocations of Net Loss to such Member, together with any other items of loss or deduction allocated to such Member pursuant to Article
VII. The Capital Accounts shall be maintained and adjusted in accordance with the provisions set forth in Treasury Regulation Section 1.704-l(b)(2)(iv). Solely for the purpose of adjusting the Capital Accounts of the Members, and not for tax purposes, if any property is distributed in kind to any Member, the difference between its fair market value and its book value at the time of distribution shall be treated as gain or loss recognized by the Issuer and allocated pursuant to the provisions of
Section 7.1.


                               ARTICLE VII

                               ALLOCATIONS

          Section 7.1     Allocations.

          (a) Except as provided in Sections 7.2 and 7.3, Net Income for each Fiscal Period (and if the last Fiscal Period in a Fiscal Year does not end on the last day of such Fiscal Year, then the Net Income for such Fiscal Period as of the last day of such Fiscal Year) of the Issuer shall be allocated as follows:

          (i) first, to each Senior Preferred Member with respect to each outstanding Series of Senior Preferred Membership Interests, as of the close of business on the Record Date for the Dividend Payment Date for such Fiscal Period (or, in the case of the last Fiscal Period in a Fiscal Year, as of the close of business on the last day of such Fiscal Year), until such Senior Preferred Member has been allocated an amount of Net Income equal to the excess of
     (x) the amount of Dividends payable to such Senior Preferred Member in respect of such Senior Preferred Member's Senior Preferred Membership Interest from the Series Closing Date with respect to such Series through and including the close of such Fiscal Period, (or, in the case of the last Fiscal Period in each Fiscal Year, as of the close of business on the last day of each such Fiscal Year) over (y) the amount of Net Income allocated to such Senior Preferred Member pursuant to this Section 7.1(a)(i) in all prior Fiscal Periods;

          (ii) second, to each Senior Preferred Member with respect to each outstanding Series of Senior Preferred Membership Interests until such Senior Preferred Member has been allocated an amount equal to the excess of (x) all Net Losses allocated to such Senior Preferred Member from the Series Closing Date with respect to such Series of Senior Preferred Membership Interests through and including the close of such Fiscal Period (or Fiscal Year, as the case may be) pursuant to Section 7.1(b)(iii) over (y) the amount of Net Income allocated to each such Preferred Member pursuant to this
     Section 7.1(a)(ii) in all prior Fiscal Periods (or Fiscal Year, as the case may be);

          (iii) third, to each Junior Preferred Member with respect to each outstanding Series of such Junior Preferred Member's Junior Preferred Membership Interests, as of the close of business on the Record Date for the Dividend Payment Date for such Fiscal Period

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

     (or, in the case of the last Fiscal Period in each Fiscal Year, as of the close of business on the last day of each such Fiscal Year), until such Junior Preferred Member has been allocated an amount of Net Income equal to the excess of (x) the amount of Dividends payable to such Junior Preferred Member in respect of such Junior Preferred Member's Junior Preferred Membership Interest from the Series Closing Date with respect to such Series of Junior Preferred Membership Interests through and including the close of such Fiscal Period (or, in the case of the last Fiscal Period in each Fiscal Year, as of the close of business on the last day of each such Fiscal Year), over (y) the amount of Net Income allocated to such Junior Preferred Member pursuant to this Section 7.1(a)(iii) in all prior Fiscal Periods (or Fiscal Years, as the case may be);

          (iv) fourth, to each Junior Preferred Member with respect to such Junior Preferred Member's outstanding Series of Junior Preferred Membership Interests, until such Junior Preferred Member has been allocated an amount equal to the excess of (x) all Net Losses allocated to such Junior Preferred Member from the Series Closing Date with respect to such Series of Junior Preferred Membership Interests through and including the close of such Fiscal Period (or Fiscal Year, as the case may be) pursuant to Section 7.1(b)(ii) below, over (y) the amount of Net Income allocated to such Junior Preferred Member pursuant to this Section 7.1(a)(iv) in all prior Fiscal Periods (or Fiscal Years, as the case may be); and

          (v)  any remaining Net Income shall be allocated to the Common
     Member;

          (b) Net Loss for any Fiscal Period shall be allocated as follows:

          (i) first, to the Common Member until the balance of the Common Member's Capital Account is reduced to zero;

          (ii) second, among the Junior Preferred Members in proportion to their respective aggregate Capital Account balances, until the Capital Account balances of such Junior Preferred Members are reduced to zero;

          (iii) third, among the Senior Preferred Members in proportion to their respective aggregate Capital Account balances, until the Capital Account balances of such Senior Preferred Members are reduced to zero; and

          (iv) any remaining Net Loss shall be allocated to the Common
     Member.

          (c)       If the Net Income of the Issuer for any Fiscal
Period (or Fiscal Year, as the case may be) is insufficient to make the allocations required under Section 7.1(a) above for all Senior or Junior Preferred Members, as the case may be, with respect to a Series of Senior or Junior Preferred Membership Interests, the Net Income for such Fiscal

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

Period (or Fiscal Year, as the case may be) shall be allocated proportionately among the relevant Senior or Junior Preferred Members, as the case may be, in respect of the relevant Series of their Senior or Junior Preferred Membership Interests, as the case may be.

          (d) The Chairman of the Managers shall make such changes to the allocations in Sections 7.1(a) and 7.1(b) as it deems reasonably necessary so that, upon the liquidation of the Issuer, the balance of the Capital Accounts of the Preferred Members of each Series shall equal the Liquidation Preference Amount with respect to such Series.

          Section 7.2 Limitation on Loss Allocation. Losses allocated to a Member pursuant to Section 7.1 shall not exceed the maximum amount of losses that can be allocated without causing a Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any Member would have an Adjusted Capital Account Deficit as a consequence of an allocation of losses pursuant to Section 7.1, the amount of losses that would be allocated to such Member but for the application of this Section 7.2 shall be allocated to the other Members to the extent that such allocations would not cause such Members to have an Adjusted Capital Account Deficit and allocated among such Members in proportion to their Capital Contributions. Any allocation of items of loss pursuant to this Section 7.2 shall be taken into account in computing subsequent allocations pursuant to Section 7.1, and prior to any allocation of items in such Section so that the net amount of any items allocated to each Member pursuant to Section 7.1 and this Section
7.2 shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Member pursuant to the provisions of Section 7.1 and this Section 7.2 if such allocation under this Section
7.2 had not occurred.

          Section 7.3     Special Allocations.

          (a) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Issuer income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit, if any, of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 7.3(a) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.3(a) were not in this Agreement. This Section 7.3(a) is intended to comply with the qualified income offset provision in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

          (b) The Members intend that the allocations under Section 7.1 conform to Treasury Regulations Sections 1.704-1(b) and 1.704-2 (including, without limitation, the minimum gain charge back, charge back of partner nonrecourse debt minimum gain, qualified income offset and partner nonrecourse debt provisions of such Treasury Regulations), and the Chairman of the Managers shall make such changes in the allocations under Section 7.1 as it believes are reasonably necessary to meet the requirements of such Treasury Regulations.

          Section 7.4 Allocations with Respect to Transferred Interests. For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Chairman of the Managers using any method that is permissible under
Section 706 of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise required, such profits, losses or other items shall be determined for each Fiscal Period.

          Section 7.5 Allocations for Income Tax Purposes. The Members are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Net Income and Net Loss for U.S. federal income tax purposes. The income, gains, losses, deductions and credits of the Issuer shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss are allocated under Sections 7.1 and 7.2; provided, however, that solely for federal, state and local income and franchise tax purposes, but not for book or Capital Account purposes, income, gain, loss and deductions with respect to any property properly carried on the Issuer's books at a value other than the tax basis of such property shall be allocated in a manner determined in the discretion of the Chairman of the Managers, so as to take into account (consistently with Code Section 704(c) principles) the difference between such property's book value and its tax basis. Notwithstanding anything to the contrary set forth in this Agreement, the Chairman of the Managers is authorized to modify the allocations of this
Section 7.3 and Sections 7.1 and 7.2, if necessary, so that the Capital Account balance of each Preferred Member equals the aggregate Liquidation Preference Amount of such Preferred Member's Preferred Membership Interest.

          Section 7.6 Member's Share of Excess Nonrecourse Liabilities. Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Issuer within the meaning of Treasury Regulations Section 1.752-3(a)(3) at any time, 100 percent of the interests in Issuer profits are deemed to be held by the Common Member.

          Section 7.7 Withholding. The Issuer shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Issuer is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Member. In the event of any claimed over withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Issuer may reduce subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Issuer with any representations and forms as shall reasonably be requested by the Issuer to assist it in determining the extent of, and in fulfilling, its withholding obligations.


                               ARTICLE VIII

                       DIVIDENDS AND DISTRIBUTIONS

          Section 8.1 Dividends. Each Preferred Member shall receive periodic Dividends, if any, redemption payments and liquidation distributions in accordance with the terms of the Series of Preferred Membership Interests held by such Preferred Member set forth in Article IX or X. Subject to the rights of the Preferred Members and to Section 13.2, all cash on deposit in the Issuer General Account shall be distributed to the Common Member at the times determined by the Chairman of the Managers.

          Section 8.2 Limitation upon Distributions. Notwithstanding any other provision of the Agreement, no distribution (including a redemption payment) shall be declared and paid to any Member if such distribution would violate Section 18-607 of the Act or other applicable law.

          Section 8.3 Distribution to Common Member. To the extent that any liabilities that are assumed and retired by the Issuer on the Initial Closing Date are not treated as "qualified liabilities" for purposes of Treasury Regulation Section 1.707-5(a)(6), amounts distributed to the Issuer on the Initial Closing Date up to an amount equal to 20% of the Common Member's tax basis in the property contributed to the Issuer on the Initial Closing Date will be treated as a reimbursement of pre-formation expenditures as provided in Treasury Regulation Section 1.707-4(d).


                                ARTICLE IX

                  SENIOR PREFERRED MEMBERSHIP INTERESTS

          Section 9.1     Issuance of Series of Senior Preferred
Membership Interests.

          (a) Subject to the satisfaction of the conditions set forth in Section 9.3, the Issuer may issue Senior Preferred Membership Interests from time to time in one or more Series having the designation, Dividend Rate for each Dividend Period, liquidation preference, redemption terms and other powers, preferences and special rights and limitations set forth in this Article IX and as set forth in the Action with respect to such Series adopted by a majority of the Managers.

          (b) The Issuer may not issue interests in the Issuer other than the Common Membership Interest, Senior Preferred Membership

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

Interests and Junior Preferred Membership Interests, without the unanimous approval of the Senior Preferred Members. Each Senior Preferred Membership Interest shall rank pari passu with any Related Series of Senior Preferred Membership Interests with respect to such Series of Senior Preferred Membership Interests and senior to any Related Series of Junior Preferred Membership Interests with respect to such Series of Senior Preferred Membership Interests, if any, and to the Common Membership Interest in respect of the right to receive Dividends or other distributions. All Senior Preferred Membership Interests shall rank pari passu with all other Senior Preferred Membership Interests and senior to all Junior Preferred Membership Interests and the Common Membership Interest in respect of the right to receive payments out of the assets of the Issuer upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer. All Senior Preferred Membership Interests redeemed, purchased or otherwise acquired by the Issuer shall be canceled. The Senior Preferred Membership Interests will be issued in registered form only. Dividends on all Senior Preferred Membership Interests shall be cumulative.

          (c) No Senior Preferred Member shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional Interests in the Issuer, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a Dividend.

          (d) The Issuer may not issue any Senior Preferred Membership Interest or other Interest in the Issuer to any Person that is not a U.S. Person.

          (e) The Issuer may not issue any Senior Preferred Membership Interest (x) if the issuance of such Senior Preferred Membership Interest would cause there to be more than 50 Members or otherwise cause the Origination Trust or the Issuer to be classified as a publicly-traded partnership taxable as a corporation in each case, in the sole determination of the Chairman of the Managers and (y) except as provided in the Purchase Agreement with respect to any Series of Senior Preferred Membership Interests, unless the Chairman of the Managers has received a duly executed Senior Preferred Member Representation Letter substantially in the form of Exhibit C from the relevant Senior Preferred Member.

          (f) Neither ARAC nor any Affiliate of ARAC shall have the right to vote or give or withhold consent with respect to any Senior Preferred Membership Interest owned by it, directly or indirectly, and, for purposes of any matter upon which the Senior Preferred Members may vote or give or withhold consent as provided in this Agreement, Senior Preferred Membership Interests owned by ARAC or any Affiliate of ARAC shall be treated as if they were not outstanding.

          Section 9.2     Senior Preferred Membership Interests.

          (a) Designation. Each Series of Senior Preferred Membership Interests shall have the stated liquidation preference and designation set forth in the Action with respect to such Series of Senior Preferred Membership Interests.

          (b)  Dividends.

                 (i) The Senior Preferred Members holding each Series of Senior Preferred Membership Interests shall be entitled to receive, when, as and if declared by the Issuer, cumulative Dividends at the Dividend Rate for such Series for each Dividend Period of the stated liquidation preference of such Series of Senior Preferred Membership Interests, calculated on the basis of a 360-day year and the actual number of days in such Dividend Period. Dividends on each Series of Senior Preferred Membership Interests shall be payable in United States dollars monthly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date set forth in the Action with respect to such Series of Senior Preferred Membership Interests. Such Dividends will accrue and accumulate whether or not they have been declared and whether or not there are funds of the Issuer legally available for the payment of Dividends. Dividends on each Series of Senior Preferred Membership Interests shall be cumulative from the Series Closing Date with respect to such Series of Senior Preferred Membership Interests. Additional Dividends upon any Dividend arrearage with respect to any Series of Senior Preferred Membership Interests shall be declared and paid in order to provide, in effect, monthly compounding on such Dividend arrearage at the Dividend Rate for such Series of Senior Preferred Membership Interests compounded monthly and such Additional Dividends also shall accrue and accumulate. All dividends paid with respect to each Series of Senior Preferred Membership Interests shall be paid from funds available therefor in accordance with Section 9.2(b)(ii) pro rata to the Senior Preferred Members of such Series.

                 (ii) Dividends on each Series of Senior Preferred Membership Interests must be declared and paid on each Dividend Payment Date to the extent that, on such date, (x) the Issuer has funds legally available for the payment of such Dividends and (y) the amount deposited in the Series Preferred Member Distribution Account with respect to such Series of Senior Preferred Membership Interests and any Related Series of Senior Preferred Membership Interests with respect to such Series of Senior Preferred Membership Interests is sufficient to permit such payment, it being understood that to the extent that funds are not available in such Series Preferred Member Distribution Account to pay in full all accumulated and unpaid Dividends on all such Series of Senior Preferred Membership Interests, the Issuer shall pay partial Dividends, to the extent of funds legally available therefor, on each such Series of Senior Preferred Membership Interests in proportion to the respective amounts of accumulated and unpaid dividends payable in respect of each such Series of Senior Preferred Membership Interests. Dividends on each Series of Senior Preferred Membership

         Interests will be payable to the Senior Preferred Members holding such Series of Senior Preferred Membership Interests as they appear on the Register on the relevant Record Date.

                 (iii) The Issuer shall not pay, declare or set aside for payment, any distributions on the Common Membership Interest until such time as (x) all accumulated and unpaid Dividends on all Series of Senior Preferred Membership Interests, including any Additional Dividends thereon, shall have been paid in full for all Dividend Periods terminating on or prior to the date of such payment or the date of such redemption, purchase or acquisition, as the case may be, and (y) the Issuer has redeemed (or given notice of a redemption for, and has on deposit in the applicable Series Preferred Member Distribution Account a sum sufficient to redeem) the full amount of Senior Preferred Membership Interests required to be redeemed by any provision for mandatory redemption contained herein.

                 (iv) The Issuer shall not redeem in whole or in part any Series of Senior Preferred Membership Interests on any Dividend Payment Date in accordance with Section 9.2(c) unless all accumulated and unpaid Dividends (whether or not earned or declared) on such Series of Senior Preferred Membership Interests, including any Additional Dividends thereon, shall have been paid in full for all Dividend Periods terminating on or prior to such Dividend Payment Date.

                 (c)  Redemption.

                 (i) Each Series of Senior Preferred Membership Interests are redeemable, at the option of the Issuer, in whole or in part, on any Dividend Payment Date, upon not fewer than ten nor more than 30 days' prior notice, at a redemption price equal to the stated liquidation preference of such Series of Senior Preferred Membership Interests.

                 (ii) On or after the Series Note Termination Date with respect to any Series of Senior Preferred Membership Interests, such Series of Senior Preferred Membership Interests shall be redeemed by the Issuer, in whole or in part from time to time, on such Series Note Termination Date and each Dividend Payment Date thereafter until such Series of Senior Preferred Membership Interests has been redeemed in full, upon not fewer than ten nor more than 30 days' prior notice, in an amount equal to the amount on deposit in the Series Preferred Member Distribution Account with respect to such Series of Senior Preferred Membership Interests and available therefor in accordance with
         Section 11.7(c), at a redemption price equal to the stated liquidation preference of such Series of Senior Preferred Membership Interests.

                 (d)  Redemption Procedures.

                 (i) Notice of any redemption (a "Notice of Redemption of Senior Preferred Membership Interests") of any Series of Senior Preferred Membership Interests to be redeemed will be given by the Issuer by mail to each Senior Preferred Member holding such Series of Senior Preferred Membership Interests not fewer than ten nor more than 30 days prior to the date fixed for redemption. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 9.2.(d), a Notice of Redemption of Senior Preferred Membership Interests shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each Senior Preferred Member holding Senior Preferred Membership Interests to be redeemed. Each Notice of Redemption of Senior Preferred Membership Interests shall be addressed to each Senior Preferred Member holding Senior Preferred Membership Interests to be redeemed at the address of such Senior Preferred Member appearing in the Register and shall state: (a) the redemption date; (b) the aggregate stated liquidation preference of the Senior Preferred Membership Interests to be redeemed and, if less than all of the Senior Preferred Membership Interests of such Series held by such Senior Preferred Member are to be redeemed from such Senior Preferred Member, the aggregate stated liquidation preference of such Senior Preferred Membership Interests to be redeemed from such Senior Preferred Member; (c) the redemption price; and (d) if such Senior Preferred Membership Interests are being redeemed in full, the place where the Senior Preferred Membership Certificates for such Series of Senior Preferred Membership Interests are to be surrendered for payment of the redemption price. No defect in the Notice of Redemption of Senior Preferred Membership Interests or in the mailing thereof with respect to any Senior Preferred Membership Interest shall affect the validity of the redemption proceedings with respect to any other Senior Preferred Membership Interest.

                 (ii) In the event that fewer than all the outstanding Senior Preferred Membership Interests of any Series are to be redeemed, the Senior Preferred Membership Interests to be redeemed will be selected pro rata based upon the aggregate stated liquidation preference of the Senior Preferred Membership Interests of such Series held by each Senior Preferred Member prior to the redemption.

                 (e) Liquidation Rights. In the event of any voluntary or involuntary dissolution and winding-up of the Issuer, the Senior Preferred Members holding Senior Preferred Membership Interests of each Series at the time outstanding will be entitled to receive out of the assets of the Issuer legally available for distribution to Members after satisfaction of liabilities of creditors as required by the Act before any distribution of assets is made with respect to any other Interest in the Issuer, an amount equal to the Liquidation Preference Amount with respect to such Series. If upon any such liquidation, the Liquidation Preference Amount for any Series of Senior Preferred Membership Interests can only be paid in part because the Issuer has insufficient assets to pay in the full the aggregate Liquidation Preference Amounts for all Series of Senior Preferred Membership Interests, then the amount available to be paid to the Senior Preferred Members holding each Series of Senior Preferred Membership Interests shall be paid on a pro rata basis based upon the Liquidation Preference Amount with respect to each Series of Senior Preferred Membership Interests.

                 (f)  Voting Rights.

                 (i) If (x) the Issuer fails to pay Dividends in full on the Preferred Membership Interests of any Series for 2 consecutive Dividend Periods or (y) an Event of Default under the Indenture occurs and is continuing, then the number of Managers shall be automatically increased to five, and the Preferred Members holding Preferred Membership Interests of more than 50% of the aggregate stated liquidation preference of all Preferred Membership Interests then outstanding, voting as a single class, shall be entitled to elect two additional Managers. The voting rights so created upon the occurrence of the conditions set forth in this Section 9.2(f)(i) shall continue unless and until (a) the Event of Default, if any, giving rise to such voting rights shall no longer be continuing and (b) all accumulated and unpaid Dividends on each Series of Preferred Membership Interests (whether or not earned or declared) plus Additional Dividends, if any, shall have been paid.

                 (ii) Upon the accrual of any right of the Preferred Members to elect Managers, the Chairman of the Managers shall as promptly as practicable call or cause to be called a special meeting of the Preferred Members in accordance with Section 5.1. If the Chairman of the Managers does not call or cause to be called such a special meeting, it may be called by any Preferred Member.

                 (iii) Without the consent required by Section 3.4(b) and the affirmative vote of Senior Preferred Members holding Senior Preferred Membership Interests of at least 66-2/3% of the aggregate stated liquidation preference of all Senior Preferred Membership Interests then outstanding, voting as a single class, in person or by proxy at a special meeting called for the purpose, or by unanimous written consent without such meeting, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall:

                 A. engage in any business or activity other than those set forth in Article II hereof;

                 B. incur any Indebtedness, other than the Investor Notes as set forth in Article II hereof, or assume or guaranty any Indebtedness of any other entity;

                 C. create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future the creation, incurrence or existence of any Lien of any kind on the Issuer Assets other than Permitted Liens;

                 D. consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets substantially as an entirety to any entity;

                 E. sell, lease, transfer, liquidate or otherwise dispose of any Issuer Assets, except as contemplated by the Transaction Documents unless directed to do so by the Indenture Trustee;

                 F. institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of a bankruptcy or insolvency proceeding or case against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due; or

                 G. amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Origination Trust Documents, the Transfer Agreement, the Base Indenture, the Administration Agreement or the Management Agreement or waive timely performance or observance by SPV under the Transfer Agreement, VMS under the Administration Agreement, the Managing Agent under the Management Agreement or the Origination Trust or the Servicer under the Origination Trust Documents.

                 (iv) Without the consent required by Section 3.4(b) and the unanimous written consent of all Senior Preferred Members, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall:

                 A. amend or otherwise modify this Agreement or take action in furtherance of any such action in any manner that materially and adversely affects any Senior Preferred Member or any creditor thereof; or

                 B. to the fullest extent permitted by law, dissolve or liquidate, in whole or in part.

                 (v) Without the unanimous written consent of all Senior Preferred Members, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Origination Trust Documents, the Transfer Agreement, the Base Indenture, the Administration Agreement or the Management Agreement, in each case, in any manner that materially and adversely affects any Senior Preferred Member or any creditor thereof.

                 (vi) None of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall create, authorize or issue Interests in the Issuer ranking equal with or senior to the Senior Preferred Membership Interests with respect to the payment of dividends or the distribution of assets, other than a Series of Senior Preferred Membership Interests created, authorized and issued in accordance with Article IX, without the consent required by
         Section 3.4(b) and the unanimous written consent of all Senior Preferred Members.

                 (vii) None of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall amend, alter or repeal any of the preferences, rights or powers of any Series of Senior Preferred Membership Interests without the consent required by Section 3.4(b) and the unanimous written consent of all Senior Preferred Members holding such Series of Senior Preferred Membership Interests.

                 (viii) Without the unanimous written consent of the Senior Preferred Members holding 100% of a Series of Senior Preferred Membership Interests, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall (A) amend or otherwise modify the Indenture Supplement pursuant to which the Related Series of Notes with respect to such Series of Senior Preferred Membership Interests were issued in any manner that materially and adversely affects any of the Senior Preferred Members holding such Series of Senior Preferred Membership Interests or any creditor thereof,
         (B) discharge the Indenture pursuant to Section 11.1 of the Base Indenture or (C) consent to the extension of the "Series Revolving Period" under the Indenture Supplement pursuant to which the Related Series of Notes with respect to such Series of Senior Preferred Membership Interests were issued, by consenting to the extension of any revolving commitment thereunder or otherwise.

                 (ix) Without the unanimous written consent of all Senior Preferred Members, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall issue a Series of Investor Notes having a "Series Revolving Period" (as defined in the related Indenture

         Supplement) that is scheduled to terminate after December 31, 2009.

                 Section 9.3      Tax Treatment.

                 The Common Member and the Senior Preferred Members agree that (x) the Senior Preferred Membership Interests shall be treated as representing equity interests in the Issuer and not as debt for U.S. federal income tax purposes and for all relevant state and local income, franchise and similar tax purposes, (y) the Issuer shall be treated as a partnership for U.S. federal income tax purposes that is not taxable as an association or a publicly traded partnership taxable as a corporation and (z) no Senior Preferred Member shall take any position that is inconsistent with such treatment.

                 Section 9.4 Conditions to Issuance of Senior Preferred Membership Interests.

                 (a) The Issuer shall not issue a Series of Senior Preferred Membership Interests on any Series Closing Date unless it shall have satisfied the following conditions on or prior to such Series Closing Date:

                 (i) a majority of the Managers shall have duly adopted an Action specifying the following terms of such Series of Senior Preferred Membership Interests:

                 A. the aggregate stated liquidation preference and designation of such Series;

                 B.    the Dividend Rate (or formula for the
         determination thereof);

                 C.    the Series Closing Date;

                 D.    each Rating Agency rating such Series;

                 E. the initial Dividend Payment Date for such Series;

                 F. identification and the location of the Series Preferred Member Distribution Account with respect to such Series;

                 G.    the Legal Final Redemption Date for such Series;
         and

                 H. identification of the Related Series of Investor Notes with respect to such Series and any Related Series of Senior Preferred Membership Interests with respect to such Series then outstanding (all such terms, the "Principal Terms" of such Series);

                 (ii)  the Issuer shall have received written
         confirmation from each Rating Agency with respect to each Series of Preferred Membership Interests that the Rating Agency
         Condition shall have been satisfied with respect to such issuance;

                 (iii) the proceeds received by the Issuer in respect of the issuance and sale of each Series of Senior Preferred
         Membership Interests shall be applied as set forth in the Action with respect to such Series; and

                 (iv) the Issuer shall have received an opinion of counsel to the effect that neither the Origination Trust nor the Issuer will be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes following the issuance of such Series of Senior Preferred Membership Interests.


                                ARTICLE X

                  JUNIOR PREFERRED MEMBERSHIP INTERESTS

                 Section 10.1 Issuance of Series of Junior Preferred Membership Interests.

                 (a) Subject to the satisfaction of the conditions set forth in Section 10.3, the Issuer may issue Junior Preferred Membership Interests from time to time in one or more Series having the designation, Dividend Rate for each Dividend Period, liquidation preference, redemption terms and other powers, preferences and special rights and limitations set forth in this Article X and as set forth in the Action with respect to such Series adopted by a majority of the Managers.

                 (b) The Issuer may not issue interests in the Issuer other than the Common Membership Interest, the Junior Preferred Membership Interests and the Senior Preferred Membership Interests, without the unanimous approval of the Junior Preferred Members. Each Series of Junior Preferred Membership Interests shall rank junior to the Related Series of Senior Preferred Membership Interests with respect to such Series, pari passu with any Related Series of Junior Preferred Membership Interests with respect to such Series of Junior Preferred Membership Interests and senior to the Common Membership Interest in respect of the right to receive Dividends or other distributions. All Junior Preferred Membership Interests shall rank junior to the Senior Preferred Membership Interests, pari passu with all other Junior Preferred Membership Interests and senior to the Common Membership Interest in respect of the right to receive payments out of the assets of the Issuer upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer. All Junior Preferred Membership Interests redeemed, purchased or otherwise acquired by the Issuer shall be canceled. The Junior Preferred Membership Interests will be issued in registered form only. Dividends on all Junior Preferred Membership Interests shall be cumulative.

                 (c) No Junior Preferred Member shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional Interests in the Issuer, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a Dividend.

                 (d) The Issuer may not issue any Junior Preferred Membership Interest or other Interest in the Issuer to any Person that is not a U.S. Person.

                 (e) The Issuer may not issue any Junior Preferred Membership Interest if (x) the issuance of such Junior Preferred Membership Interest would cause there to be more than 50 Members or otherwise cause the Origination Trust or the Issuer to be classified as a publicly-traded partnership taxable as a corporation in each case, in the sole determination of the Chairman of the Managers and (y) except as provided in the Purchase Agreement with respect to any Series of Junior Preferred Membership Interests, unless the Chairman of the Managers has received a duly executed Junior Preferred Member Representation Letter substantially in the form of Exhibit D from the relevant Junior Preferred Member.

                 (f) Neither ARAC nor any Affiliate of ARAC shall have the right to vote or give or withhold consent with respect to any Junior Preferred Membership Interest owned by it, directly or indirectly, and, for purposes of any matter upon which the Junior Preferred Members may vote or give or withhold consent as provided in this Agreement, Junior Preferred Membership Interests owned by ARAC or any Affiliate of ARAC shall be treated as if they were not outstanding.

                 Section 10.2     Junior Preferred Membership Interests.

                 (a) Designation. Each Series of Junior Preferred Membership Interests shall have the stated liquidation preference and designation set forth in the Action with respect to such Series of Junior Preferred Membership Interests.

                 (b)  Dividends.

                 (i) The Junior Preferred Members holding each Series of Junior Preferred Membership Interests shall be entitled to receive, when, as and if declared by the Issuer, cumulative Dividends at the Dividend Rate for such Series for each Dividend Period of the stated liquidation preference of such Series of Junior Preferred Membership Interests, calculated on the basis of a 360-day year and the actual number of days in such Dividend Period. Dividends on each Series of Junior Preferred Membership Interests shall be payable in United States dollars monthly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date set forth in the Action with respect to such Series of Junior Preferred Membership Interests. Such Dividends will accrue and accumulate whether or not they have been declared and whether or not there are funds of the Issuer legally available for the payment of Dividends. Dividends on each Series of Junior Preferred Membership Interests shall be cumulative from the Series Closing Date with respect to such Series of Junior Preferred Membership Interests. Additional Dividends upon any Dividend arrearage with respect to any Series of Junior Preferred Membership Interests shall be declared and paid in order to provide, in effect, monthly compounding on such Dividend arrearage at the Dividend Rate for such Series of Junior Preferred Membership Interests compounded monthly and such Additional Dividends also shall accrue and accumulate. All dividends paid with respect to each Series of Junior Preferred Membership Interests shall be paid from funds available therefor in accordance with Section 10.2(b)(ii) pro rata to the Junior Preferred Members of such Series.

                 (ii) Dividends on each Series of Junior Preferred Membership Interests must be declared and paid on each Dividend Payment Date to the extent that, on such date, (x) the Issuer has funds legally available for the payment of such Dividends and (y) the amount deposited in the Series Preferred Member Distribution Account with respect to such Series of Junior Preferred Membership Interests and any Related Series of Junior Preferred Membership Interests with respect to such Series of Junior Preferred Membership Interests, after payment of all accumulated and unpaid dividends on the Related Series of Senior Preferred Membership Interests with respect to such Series of Junior Preferred Membership Interests on such date, is sufficient to permit such payment, it being understood that to the extent that funds are not available in such Series Preferred Member Distribution Account to pay in full all accumulated and unpaid Dividends on all such Series of Junior Preferred Membership Interests, the Issuer shall pay partial Dividends, to the extent of funds legally available therefor, on each such Series of Junior Preferred Membership Interests in proportion to the respective amounts of accumulated and unpaid dividends payable in respect of each such Series of Junior Preferred Membership Interests. Dividends on each Series of Junior Preferred Membership Interests will be payable to the Junior Preferred Members holding such Series of Junior Preferred Membership Interests as they appear on the Register on the relevant Record Date.

                 (iii) The Issuer shall not pay, declare or set aside for payment, any distributions on the Common Membership Interest until such time as (x) all accumulated and unpaid Dividends on all Series of Junior Preferred Membership Interests, including any Additional Dividends thereon, shall have been paid in full for all Dividend Periods terminating on or prior to the date of such payment or the date of such redemption, purchase or acquisition, as the case may be, and (y) the Issuer has redeemed

         (or given notice of a redemption for, and has on deposit in the applicable Series Preferred Member Distribution Account a sum sufficient to redeem) the full amount of Junior Preferred Membership Interests required to be redeemed by any provision for mandatory redemption contained herein.

                 (iv) The Issuer shall not redeem in whole or in part any Series of Junior Preferred Membership Interests on any Dividend Payment Date in accordance with Section 10.2(c) unless all accumulated and unpaid Dividends (whether or not earned or declared) on such Series of Junior Preferred Membership Interests, including any Additional Dividends thereon, shall have been paid in full for all Dividend Periods terminating on or prior to such Dividend Payment Date.

                 (c)  Redemption.

                 (i) Each Series of Junior Preferred Membership Interests are redeemable, at the option of the Issuer, in whole or in part, on any Dividend Payment Date, upon not fewer than ten nor more than 30 days' prior notice, at a redemption price equal to the stated liquidation preference of such Series of Junior Preferred Membership Interests.

                 (ii) On or after the Series Note Termination Date with respect to any Series of Junior Preferred Membership Interests, such Series of Junior Preferred Membership Interests shall be redeemed by the Issuer, in whole or in part from time to time, on the first Dividend Payment Date thereafter on which the Related Series of Senior Preferred Membership Interests with respect to such Series of Junior Preferred Membership Interests shall have been redeemed in full and on each Dividend Payment Date thereafter until such Series of Junior Preferred Membership Interests has been redeemed in full, upon not fewer than ten nor more than 30 days' prior notice, in an amount equal to the amount on deposit in the Series Preferred Member Distribution Account with respect to such Series of Junior Preferred Membership Interests and available therefor in accordance with
         Section 11.7(d), at a redemption price equal to the stated liquidation preference of such Series of Junior Preferred Membership Interests.

                 (d)  Redemption Procedures.

                 (i) Notice of any redemption (a "Notice of Redemption of Junior Preferred Membership Interests") of any Series of Junior Preferred Membership Interests to be redeemed will be given by the Issuer by mail to each Junior Preferred Member holding such Series of Junior Preferred Membership Interests not fewer than ten nor more than 30 days prior to the date fixed for redemption. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 10.2(d), a Notice of Redemption of Junior Preferred

         Membership Interests shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each Junior Preferred Member holding Junior Preferred Membership Interests to be redeemed. Each Notice of Redemption of Junior Preferred Membership Interests shall be addressed to each Junior Preferred Member holding Junior Preferred Membership Interests to be redeemed at the address of such Junior Preferred Member appearing in the Register and shall state: (a) the redemption date; (b) the aggregate stated liquidation preference of the Junior Preferred Membership Interests to be redeemed and, if less than all of the Junior Preferred Membership Interests of such Series held by such Junior Preferred Member are to be redeemed from such Junior Preferred Member, the aggregate stated liquidation preference of such Junior Preferred Membership Interests to be redeemed from such Junior Preferred Member; (c) the redemption price; and (d) if such Junior Preferred Membership Interests are being redeemed in full, the place where the Junior Preferred Membership Certificates for such Series of Junior Preferred Membership Interests are to be surrendered for payment of the redemption price. No defect in the Notice of Redemption of Junior Preferred Membership Interests or in the mailing thereof with respect to any Junior Preferred Membership Interest shall affect the validity of the redemption proceedings with respect to any other Junior Preferred Membership Interest.

                 (ii) In the event that fewer than all the outstanding Junior Preferred Membership Interests of any Series are to be redeemed, the Junior Preferred Membership Interests to be redeemed will be selected pro rata based upon the aggregate stated liquidation preference of the Junior Preferred Membership Interests of such Series held by each Junior Preferred Member prior to the redemption.

                 (e) Liquidation Rights. In the event of any voluntary or involuntary dissolution and winding-up of the Issuer, the Junior Preferred Members holding Junior Preferred Membership Interests of each Series at the time outstanding will be entitled to receive out of the assets of the Issuer legally available for distribution to Members after satisfaction of liabilities of creditors as required by the Act and the distribution to the Senior Preferred Members of each Series of Senior Preferred Membership Interests of the Liquidation Preference Amount with respect to such Series of Senior Preferred Membership Interests but before any distribution of assets is made with respect to any other Interest in the Issuer, an amount equal to the Liquidation Preference Amount with respect to such Series. If upon any such liquidation, the Liquidation Preference Amount for any Series of Junior Preferred Membership Interests can only be paid in part because the Issuer has insufficient assets to pay in the full the aggregate Liquidation Preference Amounts for all Series of Junior Preferred Membership Interests, then the amount available to be paid to the Junior Preferred Members holding each Series of Junior Preferred Membership Interests shall be paid on a pro rata basis based upon the Liquidation Preference

Amount with respect to each Series of Junior Preferred Membership
Interests.

                 (f)  Voting Rights.

                 (i) If (x) the Issuer fails to pay Dividends in full on the Preferred Membership Interests of any Series for 2 consecutive Dividend Periods or (y) an Event of Default under the Indenture occurs and is continuing, then the number of Managers shall be automatically increased to five, and the Preferred Members holding Preferred Membership Interests of more than 50% of the aggregate stated liquidation preference of all Preferred Membership Interests then outstanding, voting as a single class, shall be entitled to elect two additional Managers. The voting rights so created upon the occurrence of the conditions set forth in this Section 10.2(f)(i) shall continue unless and until (a) the Event of Default, if any, giving rise to such voting rights shall no longer be continuing and (b) all accumulated and unpaid Dividends on each Series of Preferred Membership Interests (whether or not earned or declared) plus Additional Dividends, if any, shall have been paid.

                 (ii) Upon the accrual of any right of the Preferred Members to elect Managers, the Chairman of the Managers shall as promptly as practicable call or cause to be called a special meeting of the Preferred Members in accordance with Section 5.1. If the Chairman of the Managers does not call or cause to be called such a special meeting, it may be called by any Preferred Member.

                 (iii) Without the consent required by Section 3.4(b) and the affirmative vote of Junior Preferred Members holding Junior Preferred Membership Interests of at least 66-2/3% of the aggregate stated liquidation preference of all Junior Preferred Membership Interests then outstanding, voting as a single class, in person or by proxy at a special meeting called for the purpose, or by unanimous written consent without such meeting, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall:

                 A. engage in any business or activity other than those set forth in Article II hereof;

                 B. incur any Indebtedness, other than the Investor Notes as set forth in Article II hereof, or assume or guaranty any Indebtedness of any other entity;

                 C. create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future the creation, incurrence or existence of any Lien of any kind on the Issuer Assets other than Permitted Liens;

                 D. consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets substantially as an entirety to any entity;

                 E. sell, lease, transfer, liquidate or otherwise dispose of any Issuer Assets, except as contemplated by the Transaction Documents unless directed to do so by the Indenture Trustee;

                 F. institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of a bankruptcy or insolvency proceeding or case against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due; or

                 G. amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Origination Trust Documents, the Transfer Agreement, the Base Indenture, the Administration Agreement or the Management Agreement or waive timely performance or observance by SPV under the Transfer Agreement, VMS under the Administration Agreement, the Managing Agent under the Management Agreement or the Origination Trust or the Servicer under the Origination Trust Documents.

                 (iv) Without the consent required by Section 3.4(b) and the unanimous written consent of all Junior Preferred Members, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall:

                 A. amend this Agreement or otherwise modify or take action in furtherance of any such action in any manner that materially and adversely affects any Junior Preferred Member or any creditor thereof; or

                 B. to the fullest extent permitted by law, dissolve or liquidate, in whole or in part.

                 (v) Without the unanimous written consent of all Junior Preferred Members, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Origination Trust Documents, the Transfer Agreement, the Base Indenture, the Administration Agreement or the Management Agreement, in each case, in any manner that materially and adversely affects any Junior Preferred Member or any creditor thereof.

                 (vi) None of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall create, authorize or issue Interests in the Issuer ranking equal with or senior to the Junior Preferred Membership Interests with respect to the payment of dividends or the distribution of assets, other than a Series of Senior Preferred Membership Interests created, authorized and issued in accordance with Article IX or a Series of Junior Preferred Membership Interests created, authorized and issued in accordance with Article X, without the consent required by
         Section 3.4(b) and the unanimous written consent of all Junior Preferred Members.

                 (vii) None of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall amend, alter or repeal any of the preferences, rights or powers of any Series of Junior Preferred Members without the consent required by Section 3.4(b) and the unanimous written consent of all Junior Preferred Members holding such Series of Junior Preferred Membership Interests.

                 (viii) Without the unanimous written consent of the Junior Preferred Members holding 100% of a Series of Junior Preferred Membership Interests, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall (A) amend or otherwise modify the Indenture Supplement pursuant to which the Related Series of Notes with respect to such Series of Junior Preferred Membership Interests were issued in any manner that materially and adversely affects any of the Junior Preferred Members holding such Series of Junior Preferred Membership Interests, (B) discharge the Indenture pursuant to Section 11.1 of the Base Indenture or (C) consent to the extension of the "Series Revolving Period" under the Indenture Supplement pursuant to which the Related Series of Notes with respect to such Series of Junior Preferred Membership Interests were issued, by consenting to the extension of any revolving commitment thereunder or otherwise.

                 (ix) Without the unanimous written consent of all Junior Preferred Members, none of the Issuer nor any Member, Manager, officer of the Issuer or other Person on behalf of the Issuer shall issue a Series of Investor Notes having a "Series Revolving Period" (as defined in the related Indenture Supplement) that is scheduled to terminate after December 31, 2009.

                 Section 10.3     Tax Treatment.

                 The Common Member and the Junior Preferred Members agree that (x) the Junior Preferred Membership Interests shall be treated as representing equity interests in the Issuer and not as debt for U.S. federal income tax purposes and for relevant state and local income, franchise and similar tax purposes, (y) the Issuer shall be treated as a partnership for U.S. federal income tax purposes that is not taxable as an association or a publicly traded partnership taxable as a corporation and (z) no Senior Preferred Member shall take any position that is inconsistent with such treatment.

                 Section 10.4 Conditions to Issuance of Junior Preferred Membership Interests.

                 (a) The Issuer shall not issue a Series of Junior Preferred Membership Interests on any Series Closing Date unless it shall have satisfied the following conditions on or prior to such Series Closing Date:

                 (i) a majority of the Managers shall have duly adopted an Action specifying the following terms of such Series of Junior Preferred Membership Interests:

                 A. the aggregate stated liquidation preference and designation of such Series;

                 B.    the Dividend Rate (or formula for the
         determination thereof);

                 C.    the Series Closing Date;

                 D.    each Rating Agency rating such Series;

                 E. the initial Dividend Payment Date for such Series;

                 F. identification and the location of the Series Preferred Member Distribution Account with respect to such Series;

                 G.    the Legal Final Redemption Date for such Series;
         and

                 H. identification of the Related Series of Investor Notes with respect to such Series, the Related Series of Senior Preferred Membership Interests with respect to such Series and any Related Series of Junior Preferred Membership Interests with respect to such Series (all such terms, the "Principal Terms" of such Series);

                 (ii)  the Issuer shall have received written
         confirmation from each Rating Agency with respect to each Series of Preferred Membership Interests that the Rating Agency
         Condition shall have been satisfied with respect to such issuance;

                 (iii) the proceeds received by the Issuer in respect of the issuance and sale of each Series of Junior Preferred Membership Interests shall be applied as set forth in the Action with respect to such Series of Junior Preferred Membership Interests; and

                 (iv) the Issuer shall have received an opinion of counsel to the effect that neither the Origination Trust nor the Issuer will be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes following the issuance of such Series of Senior Preferred Membership Interests.


                                ARTICLE XI

                 TAXES; BOOKS; RECORDS; AND BANK ACCOUNTS

                 Section 11.1 Tax Returns. On or before the 90th calendar day following the end of each Fiscal Year during the term of the Issuer, the Chairman of the Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Issuer, if any, including without limitation making the elections described in
Section 7.5 of this Agreement. The Managers shall cause the Issuer to provide all applicable tax information (i) to any Member, upon reasonable request, and (ii) to all Members for each Fiscal Year within 90 days following the end of such Fiscal Year.

                 Section 11.2 Tax Elections. The Issuer shall make the following elections on the appropriate tax returns:

                 (i) to adopt the Fiscal Year as the Issuer's fiscal year;

                 (ii)  to adopt the accrual method of tax accounting;

                 (iii) to elect to amortize the organizational expenses of the Issuer and the startup expenditures of the Issuer under section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

                 (iv) any other election the Chairman of the Managers may deem appropriate and in the best interests of the Members.

Neither the Issuer nor any Manager or Member shall make or authorize any Person to make (i) an election for the Issuer to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election or (ii) an election for the Issuer to be classified or taxed as a corporation for federal income tax purposes or any applicable state or local income or franchise tax purposes.

                 Neither the Issuer nor any Manager shall make any election to adjust the basis of the Issuer Assets under Section 754 of the Code.

                 Section 11.3 Tax Matters Partner. The Common Member shall be the "tax matters partner" of the Issuer pursuant to section 6231(a)(7) of the Code. The "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. The "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

                 Section 11.4 Maintenance of Books. The Managers shall keep books and records of accounts of the Issuer and shall keep minutes of the proceedings of the Members, the Managers and each committee of the Managers. The books of account for the Issuer shall be maintained in accordance with the accounting method selected by the Managers consistently applied, except that the Capital Accounts shall be maintained in accordance with Section 6.5. The Fiscal Year shall be the accounting year of the Issuer.

                 Section 11.5     Reports.

                 (i) Within sixty (60) days following the end of each Fiscal Year during the term of the Issuer, the Managers shall cause each Member to be furnished with a balance sheet, an income statement and a statement of changes in Member's Capital Accounts for, or as of the end of, that Fiscal Year. Such financial statements must be prepared in accordance with GAAP consistently applied (except as therein noted), and shall be accompanied by an audit report from a nationally recognized accounting firm.

                 (ii) On each Dividend Payment Date, the Managers shall provide to the Preferred Members of each Series a copy of the Monthly Settlement Statement with respect to the Related Series of Investor Notes with respect to such Series of Preferred Membership Interests.

                 Section 11.6     Bank and Investment Accounts.

                 (a) The Managers shall establish and maintain in the name of the Issuer a bank account (the "Issuer General Account") for the deposit of amounts required to be deposited therein in accordance with the Indenture. The Managers may also establish and maintain one or more other separate bank and investment accounts and arrangements for Issuer in the Issuer name with financial institutions and firms that the Managers determine. The Managers shall not commingle the Issuer's funds with the funds of any Member.

                 (b) The Managers shall establish and maintain in the name of the Issuer an Eligible Deposit Account with respect to the Preferred Membership Interests relating to each Series of Investor Notes (each a "Series Preferred Member Distribution Account") for the deposit of all amounts released on a Payment Date from the Collection Account to the Issuer in accordance with the Indenture Supplement for such Series of Investor Notes. If at any time the Managers obtain knowledge that a Series Preferred Member Distribution Account is no longer an Eligible Deposit Account, the Managers shall, within 30 days of obtaining such knowledge, establish a new Series Preferred Member Distribution Account with respect to such Series of Preferred Membership Interests that is an Eligible Deposit Account and transfer into the new Series Preferred Member Distribution Account all cash and investments from the non-qualifying Series Preferred Member Distribution Account.

                 Section 11.7 Distributions from Series Preferred Member Distribution Accounts.

                 (a) Senior Preferred Membership Interests Prior to the Series Note Termination Date. The Managers shall deposit in each Series Preferred Member Distribution Account with respect to each Series of Investor Notes all amounts released on a Payment Date from the Collection Account to the Issuer in accordance with the Indenture Supplement for such Series of Investor Notes. The Managers shall distribute from each Series Preferred Member Distribution Account with respect to one or more Series of Senior Preferred Membership Interests on each Dividend Payment Date prior to the Series Note Termination Date with respect to such Series, after payment of all accumulated and unpaid Dividends (whether or not earned or declared) on such Series of Senior Preferred Membership Interests and on the Related Series of Junior Preferred Membership Interests, if any, with respect to such Series of Senior Preferred Membership Interests, including any Additional Dividends accrued thereon, any amounts owing by the Issuer under the Purchase Agreements with respect to such Series of Senior Preferred Membership Interests on such Dividend Payment Date; provided, however that if the amount so available in any Series Preferred Member Distribution Account is less than the aggregate amount payable under such Purchase Agreements, the Managers shall pay such amounts in proportion to the aggregate amounts owing thereunder. If there is no Related Series of Junior Preferred Membership Interests with respect to any Series of Senior Preferred Membership Interests, any remaining amounts on deposit in the Series Preferred Member Distribution Account with respect to such Series of Senior Preferred Membership Interests on any such Dividend Payment Date shall be deposited into the Issuer General Account.

                 (b) Junior Preferred Membership Interests Prior to the Series Note Termination Date. The Managers shall distribute from each Series Preferred Member Distribution Account with respect to one or more

Series of Junior Preferred Membership Interests on each Dividend Payment Date prior to the Series Note Termination Date with respect to such Series, after payment of all accumulated and unpaid Dividends (whether or not earned or declared) on such Series of Junior Preferred Membership Interests and on the Related Series of Senior Preferred Membership Interests with respect to such Series of Junior Preferred Membership Interests, including any Additional Dividends accrued thereon, and payment of all amounts owing under the Purchase Agreements with respect to the Related Series of Senior Preferred Membership Interests with respect to such Series of Junior Preferred Membership Interests, any amounts owing by the Issuer under the Purchase Agreements with respect to such Series of Junior Preferred Membership Interests on such Dividend Payment Date; provided, however that if the amount so available in any Series Preferred Member Distribution Account is less than the aggregate amount payable under such Purchase Agreements, the Managers shall pay such amounts in proportion to the aggregate amounts owing thereunder.
Any remaining amounts on deposit in any such Series Preferred Member Distribution Account on any such Dividend Payment Date shall be deposited into the Issuer General Account.

                 (c) Senior Preferred Membership Interests On or After the Series Note Termination Date. On the Series Note Termination Date with respect to one or more Series of Senior Preferred Membership Interests and on each Dividend Payment Date thereafter, after payment of all accumulated and unpaid Dividends (whether or not earned or declared) on such Series of Senior Preferred Membership Interests and on the Related Series of Junior Preferred Membership Interests, if any, with respect to such Series of Senior Preferred Membership Interests, including any Additional Dividends accrued thereon, an amount equal to the lesser of (x) any remaining amounts on deposit in the Series Preferred Member Distribution Account with respect to such Series of Senior Preferred Membership Interests and (y) the Principal Payment Amount with respect to such Series of Senior Preferred Membership Interests shall be applied to redeem in whole or in part each such Series of Senior Preferred Membership Interests on a pro rata basis, based on the stated liquidation preference of each such Series of Senior Preferred Membership Interests, in accordance with Section 9.2(c)(ii). If all such Series of Senior Preferred Membership Interests shall have not been redeemed in full in accordance with the provisions of this Section 11.7(c) on any Dividend Payment Date, any remaining amounts on deposit in the Series Preferred Member Distribution Account with respect to such Series of Senior Preferred Membership Interests on any Dividend Payment Date shall be applied (i) first, to pay any amounts owing by the Issuer under the Purchase Agreements with respect to such Series of Senior Preferred Membership Interests on such Dividend Payment Date, on a pro rata basis, based on the respective amounts owing thereunder, to the extent that there are insufficient funds to pay all amounts owing thereunder, and (ii) second, to pay any amounts owing by the Issuer under the Purchase Agreements with respect to the related Series of Junior Preferred Membership Interests on such Dividend Payment Date, on a pro rata basis, based on the respective amounts owing thereunder, to the extent that there are insufficient funds to pay all amounts owing thereunder. Any amounts remaining on deposit in any such Series

Preferred Member Distribution Account, after paying any amounts owing under such Purchase Agreements, shall be deposited into the Issuer General Account.

                 (d) Junior Preferred Membership Interests On or After the Series Note Termination Date. On the first Dividend Payment Date after the Series Note Termination Date with respect to any Series of Junior Preferred Membership Interests on which each Related Series of Senior Preferred Membership Interests which respect to such Series of Junior Preferred Membership Interests shall have been redeemed in full and on each Dividend Payment Date thereafter, after payment of all accumulated and unpaid Dividends (whether or not earned or declared) on each Related Series of Senior Preferred Membership Interests, if any, with respect to such Series of Junior Preferred Membership Interests and such Series of Junior Preferred Membership Interests, including any Additional Dividends accrued thereon, and redemption in full of all Related Series of Senior Preferred Membership Interests with respect to such Series of Junior Preferred Membership Interests in accordance with
Section 9.2(c)(ii), an amount equal to the lesser of (x) any remaining amounts on deposit in the Series Preferred Member Distribution Account with respect to such Series of Junior Preferred Membership Interests and
(y) the Principal Payment Amount with respect to such Series of Junior Preferred Membership Interests (net of any amounts applied to redeem the Related Series of Senior Preferred Membership Interests with respect to such Series of Junior Preferred Membership Interests on such Dividend Payment Date) shall be applied to redeem in whole or in part each such Series of Junior Preferred Membership Interests on a pro rata basis, based on the stated liquidation preference of each such Series of Junior Preferred Membership Interests, in accordance with Section 10.2(c)(ii). Any amounts remaining on deposit in any Series Preferred Member Distribution Account with respect to any Series of Preferred Membership Interests on any Dividend Payment Date shall be applied (i) first, to pay any amounts owing by the Issuer under the Purchase Agreements with respect to the related Series of Senior Preferred Membership Interests on such Dividend Payment Date, on a pro rata basis, based on the respective amounts owing thereunder, to the extent that there are insufficient funds to pay all amounts owing thereunder, and (ii) second, to pay any amounts owing by the Issuer under the Purchase Agreements with respect to the related Series of Junior Preferred Membership Interests on such Dividend Payment Date, on a pro rata basis, based on the respective amounts owing thereunder, to the extent that there are insufficient funds to pay all amounts owing thereunder. Any amounts remaining on deposit in any such Series Preferred Member Distribution Account, after paying any amounts owing under such Purchase Agreements, shall be deposited into the Issuer General Account.

                 (e) After Redemption in Full. After all Series of Senior Preferred Membership Interests and all Series of Junior Preferred Membership Interests relating to a particular Series of Investor Notes shall have been redeemed in full, the Managers shall apply any amounts on deposit in the Series Preferred Member Distribution Account with respect to such Series of Investor Notes (i) first, to the payment of any amounts owing by the Issuer under the Purchase Agreements with respect to such

Series of Senior Preferred Membership Interests, on a pro rata basis, based on the respective amounts owing thereunder, to the extent that there are insufficient funds to pay all amounts owing thereunder, and
(ii) second, to the payment of any amounts owing by the Issuer under the Purchase Agreements with respect to such Series of Junior Preferred Membership Interests, on a pro rata basis, based on the respective amounts owing thereunder, to the extent that there are insufficient funds to pay all amounts owing thereunder. Any amounts remaining on deposit in any such Series Preferred Member Distribution Account, after payment of all amounts owing under any such Purchase Agreements, shall be deposited into the Issuer General Account.


                               ARTICLE XII

                     TRANSFER OF MEMBERSHIP INTERESTS

                 Section 12.1 Prohibition on Disposition of Common Interest. The Common Member shall not Dispose of all or any part of its Common Membership Interest. Any attempted Disposition by the Common Member of its Common Membership Interest, or any part thereof or any interest therein shall be, and hereby is declared, null and void and the Issuer shall not recognize for any purpose any purported Disposition of all or part of the Common Membership Interest.

                 Section 12.2     Form of Preferred Membership
Certificates.

                 (a) The Senior Preferred Membership Certificates of each Series shall be issued substantially in the form set forth in Exhibit A (appropriately completed to identify the applicable Series and
the Principal Terms of such Series).   The Junior Preferred Membership
Certificate of each Series shall be issued in the form set forth in the Action with respect to such Series of Junior Preferred Membership Interests. The Preferred Membership Certificates shall be executed on behalf of the Issuer by the manual or facsimile signature of any officer or Manager of the Issuer.

                 (b) The Preferred Membership Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers or Managers executing such Preferred Membership Certificates, as evidenced by their execution of such Preferred Membership Certificates.

                 Section 12.3     Registration of Transfer and Exchange.

                 (a) The Managers shall provide for the registration of the Preferred Membership Certificates and of transfers of the Preferred Membership Certificates. The Managers shall cause to be kept a certificate register (the "Register") in which an agent of the Issuer (the "Transfer Agent") shall provide for the registration of the Preferred Membership Certificates and of transfers and exchanges of the

Preferred Membership Certificates as provided herein. Subject to the prior satisfaction of the provisions of Section 12.3(b) below, upon surrender for registration of transfer or exchange of any Preferred Membership Certificate at the office or agency maintained by the Transfer Agent for that purpose, the Issuer shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Membership Certificates in the same Series of a like aggregate stated liquidation preference. At the option of a Preferred Member, Preferred Membership Certificates may be exchanged for other Preferred Membership Certificates in the same Series of a like aggregate stated liquidation preference upon surrender of the Preferred Membership Certificates to be exchanged at the office or agency maintained by the Transfer Agent for such purpose. Whenever any Preferred Membership Certificates are so surrendered for exchange, the Issuer shall execute and cause the Transfer Agent to deliver one or more Preferred Membership Certificates to the Preferred Member making the exchange. Every Preferred Membership Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Transfer Agent duly executed by the Preferred Member or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Preferred Membership Certificates, but the Transfer Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Membership Certificates.

                 (b) No Preferred Member shall Dispose of all or any part of its Preferred Membership Interest (or any interest therein) other than pursuant to a transfer of its Preferred Membership Certificates in accordance with this Section 12.3(b). No transfer of a Preferred Membership Certificate may be made unless (i) (x) the transferee is a U.S. Person, such transfer complies with the requirements of Rule 144A under the Securities Act and the transferor reasonably believes that the transferee is a Qualified Institutional Buyer or (y) such transfer is otherwise exempt from registration under the Securities Act and the Chairman of Managers determines that such transfer will not cause the Origination Trust or the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or would cause the Issuer to have in the aggregate more than 50 Members and (ii) except as otherwise provided in the Purchase Agreement with respect to any Preferred Membership Interests, the transferor and the transferee have delivered to the Transfer Agent and the Chairman of the Managers a duly executed Transferor Certificate of Transfer and a duly executed Transferee Certificate of transfer, substantially in the forms of Exhibits E and F.

                 Section 12.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Preferred Membership Certificate is surrendered to the Transfer Agent, or the Transfer Agent receives evidence to its satisfaction of the destruction, loss or theft of any Preferred Membership Certificate, and (ii) there is delivered to the Transfer Agent and the Issuer such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Transfer Agent or the Issuer that such Preferred Membership Certificate has not been acquired for value, the Issuer shall execute and the Transfer Agent shall deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Preferred Membership Certificate a replacement Preferred Membership Certificate of a like aggregate stated liquidation preference. If, after the delivery of a replacement Preferred Membership Certificate a purchaser for value of the original Preferred Membership Certificate in lieu of which such replacement Preferred Membership Certificate was issued presents for payment such original Preferred Membership Certificate, the Issuer shall be entitled to recover such replacement Preferred Membership Certificate (or such payment) from the Person to whom it was delivered or any Person taking such replacement Preferred Membership Certificate from such Person to whom such replacement Preferred Membership Certificate was delivered or any assignee of such Person, except a purchaser for value, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer in connection therewith. In connection with the issuance of any replacement Preferred Membership Certificate under this Section 12.4, the Transfer Agent may require the payment by the Preferred Member of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith. Any duplicate Preferred Membership Certificate issued pursuant to this
Section 12.4 in replacement of any mutilated, destroyed, lost or stolen Preferred Membership Certificate shall constitute an original additional interest in the Issuer, whether or not the mutilated, destroyed, lost or stolen Preferred Membership Certificate shall be found at any time, and the registered holder thereof shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Preferred Members.

                 Section 12.5 Persons Deemed Preferred Members. Prior to due presentation of a Preferred Membership Certificate for registration of transfer or exchange, the Issuer and the Transfer Agent may treat the Person in whose name any Preferred Membership Certificate shall be registered in the Register as the Preferred Member holding such Preferred Membership Certificate for the purpose of receiving Dividends and other distributions hereunder and for all other purposes whatsoever, and neither the Issuer nor the Transfer Agent shall be affected by any notice to the contrary.

                 Section 12.6 Interests in the Issuer May Not be Traded on an Established Securities Market. Each of the Members covenants and agrees that it will not transfer, assign, participate, pledge or otherwise dispose of its interest in the Issuer, or cause its interest to be marketed, on or through an "established securities market" within the meaning of Code Section 7704(b) and the Treasury Regulations promulgated thereunder. No transfer of a Senior or Junior Preferred Membership Interest in the Issuer may be made unless the relevant transferor and the relevant transferee deliver their respective Certificates of Transfer in accordance with Section 12.3(b) of this Agreement.

                               ARTICLE XIII

                 DISSOLUTION, LIQUIDATION AND TERMINATION

                 Section 13.1     Dissolution.

                 (a) The Issuer shall be dissolved and its affairs shall be wound up upon the first of the following to occur: (i) upon the election to dissolve the Issuer by 100% of the Managers as provided by
Section 3.4 and approved by the Preferred Members in accordance with Sections 9.3(f) and 10.3(f), (ii) the entry of a decree of judicial dissolution of the Issuer under Section 18-802 of the Act or (iii) at any time that there are no Members, unless the Issuer is continued in accordance with the Act. Notwithstanding any other provision of this Agreement, the occurrence of an Insolvency Event with respect to any Member shall not cause such Member to cease to be a member of the Issuer and upon the occurrence of such an event, the business of the Issuer shall continue without dissolution.

                 (b) Dissolution of the Issuer shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Issuer shall not terminate until there has been a winding up of the Issuer's business and affairs, and the Issuer's assets have been distributed as provided in Section 13.2 of this Agreement and in the Act and the Issuer's Certificate of Formation has been cancelled.

                 (c) Upon the occurrence of any event that causes the Common Member to cease to be a member of the Issuer, the following provisions shall apply:

                 (i) to the fullest extent permitted by law, the personal representative of the Common Member is hereby authorized to, and shall, within ten days after the occurrence of the event that terminated the continued membership of the Common Member in the Issuer, agree in writing (i) to continue the Issuer and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as the substitute Common Member, effective as of the occurrence of the event that terminated the continued membership of the Common Member in the Issuer, and thereafter all references in this Agreement to the Common Member shall be deemed to refer to such substitute Common Member; and

                 (ii) Tony Wong, or any successor Independent Manager, shall, without any action of any Person and simultaneously with the Common Member ceasing to be a member of the Issuer, be admitted to the Issuer as a member of the Issuer that has no interest in the profits, losses and capital to the Issuer and has no right to receive any distributions of Issuer assets (the "Special Member") and shall continue the Issuer without dissolution. Until such time as a substitute Common Member has been admitted to the Issuer, the Special Member shall not have any right to resign from the Issuer or to assign or transfer its rights as Special Member. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contribution to the Issuer and shall not receive a limited liability company interest in the Issuer. The Special Member may not bind the Issuer. Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Issuer, including, without limitation, the merger, consolidation or conversion of the Issuer. In order to implement the admission of Tony Wong as the Special Member, Tony Wong has executed a counterpart to this Agreement as of the date hereof and any successor Independent Manager shall be required to execute a counterpart to this Agreement. Prior to its admission to the issuer as Special Member, the Independent Manager shall not be a member of the Issuer.

                 Section 13.2 Liquidation and Termination. Upon dissolution of the Issuer, the Managers shall act as liquidators or may appoint one or more Managers or Members (with its or their consent) as liquidators. The liquidators shall proceed diligently to wind up the affairs of the Issuer and make final distributions as provided in this
Section 13.2 and in the Act. The costs of liquidation shall be borne as an Issuer expense. Until final distribution, the liquidators shall continue to operate the Issuer's assets and the Issuer's affairs with all the power and authority of the Managers. The steps to be accomplished by the liquidators are as follows:

                 (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause an accounting to be made by a recognized firm of certified public accountants of the Issuer's assets and the Issuer's liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as the case may be;

                 (b) The liquidator may cause all or any part of the Issuer's assets to be sold to any Person (including, without limitation, to Members) as the liquidator shall reasonably determine, and any resulting gain or loss from each such sale shall be computed and allocated to the Members in the manner provided in Article VII;

                 (c) The liquidator shall pay, satisfy or discharge from the Issuer's assets all of the debts, liabilities and obligations of the Issuer, including, without limitation, all expenses incurred in liquidation and all amounts owed to the Members to the extent that they are creditors of the Issuer, but excluding liabilities to Members on account of their Capital Contributions, in the order of priority as provided by law, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine);

                 (d) After payment, satisfaction or discharge of the Issuer's debts, liabilities and obligations (or adequate provision therefor) has been made pursuant to clause (c) of this Section 13.2, all remaining Issuer assets shall be distributed to the Members as follows:

                 (i) first, to the Senior Preferred Members in respect of each outstanding Series of Senior Preferred Membership Interests, the amount of their respective Liquidation Preference Amounts or, to the extent that the assets of the Issuer are insufficient to pay all of the Senior Preferred Members the amounts of their respective Liquidation Preference Amounts, to the Senior Preferred Members in respect each outstanding Series of Senior Preferred Membership Interests in proportion to the remaining positive balances in their Capital Accounts (as determined after taking into account all allocations required to be made under Article VII of this Agreement);

                 (ii) second, to the Junior Preferred Members in respect of each outstanding Series of Junior Preferred Membership Interests, the amount of their respective Liquidation Preference Amounts or, to the extent that the assets of the Issuer are insufficient to pay all of the Junior Preferred Members the amounts of their respective Liquidation Preference Amounts, to the Junior Preferred Members in respect each outstanding Series of Junior Preferred Membership Interests in proportion to the remaining positive balances in their Capital Accounts (as determined after taking into account all allocations required to be made under Article VII of this Agreement); and

                 (iii) any remaining assets of the Issuer shall be distributed to the Common Member.

All distributions in kind of the Issuer's assets to the Members shall be made subject to the liability relating to such Issuer assets incurred or for which the Issuer has committed prior to the date of termination of the Issuer and such costs, expenses and liabilities shall be allocated to the distributee in accordance with this Section 13.2. To the extent that an asset is to be distributed in kind, such asset shall be deemed to have been sold at its fair market value on the date of distribution, the gain or loss deemed realized upon such deemed sale shall be allocated in accordance with Article VII and the amount of the distribution shall be considered to be such fair market value of the asset.

The distribution of the Issuer's assets to a Member in accordance with the provisions of this Section 13.2 constitutes a complete return to the Member of its Capital Contribution and a complete distribution to the Member of its Membership Interest and all of the Issuer's assets, and constitutes a compromise to which all Members have consented in writing within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Issuer, such Member shall have no claim against any other Member for such funds.

                 Section 13.3     Deficit Capital Accounts.
Notwithstanding anything to the contrary contained in this Agreement, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Issuer (including, without limitation, non-cash items such as depreciation), or distributions of money or other assets pursuant to this Agreement upon dissolution of the Issuer, such deficit shall not be an asset of the Issuer and such Member shall not be obligated to contribute such amount to the Issuer to bring the balance of such Member's Capital Account to zero.

                 Section 13.4 Certificate of Cancellation. When all liabilities and obligations of the Issuer have been satisfied and all of the remaining Issuer assets have been distributed to the Members according to their respective rights and interests as provided in Section
13.2 of this Agreement, a Certificate of Cancellation shall be executed on behalf of the Issuer by the Managers (or such other Person or Persons as the Act may require or permit) and shall be filed with the Office of the Secretary of State of the State of Delaware, and the Managers or such other Person or Persons shall take such other actions, and shall execute, acknowledge and file any and all other instruments, as may be necessary or appropriate to reflect the dissolution and termination of the Issuer.


                               ARTICLE XIV
                            VOTING AGREEMENTS

                 Section 14.1 Managers; Number; Selection; Vacancies. The Common Member, the Preferred Members and the Managers shall take all actions necessary from time to time to ensure that at all times the number of Managers shall be three (or five under the circumstances described in Sections 9.2(f) and 10.2(f)); provided, however, that pursuant to Section 3.4, the Issuer shall at all times have at least one Independent Manager. The initial Managers shall be Joseph W.Weikel (who will serve as Chairman of the Managers), Kevin Burns and Tony Wong (who will serve as the Independent Manager).


                                ARTICLE XV

                         MISCELLANEOUS PROVISIONS

                 Section 15.1 Amendments. Except as provided by Sections 3.4, 9.2(f) and 10.2(f), this Agreement may be amended by a written instrument executed by the Common Member without the consent of any Preferred Member; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Issuer to be treated as anything other than a partnership for purposes of United States federal income taxation.

                 Section 15.2 Amendment of Certificate. In the event this Agreement shall be amended pursuant to Section 15.1, the Managers

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

shall amend the Certificate of Formation to reflect such change if it deems such amendment of the Certificate of Formation to be necessary or appropriate.

                 Section 15.3 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement shall be effective on receipt by the Person to whom sent. All notices, requests, and consents to be sent to a Member shall be sent to or made at the address given for such Member in the Register or such other address as such Member may specify by notice to the Transfer Agent and the Issuer. Any notice, request, or consent to the Issuer or the Managers must be given to the Managers at the following address: c/o Global Securitization, LLC, 103 Foulk Road, Suite 205-11, Wilmington, Delaware 19803. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                 Section 15.4 Entire Agreement. This Agreement, together with any Actions, constitutes the entire agreement of the Members relating to the Issuer and supersedes all prior contracts or agreements with respect to the Issuer, whether oral or written.

                 Section 15.5 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Issuer shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Issuer. Failure on the part of a Person to complain of any act or omission of any Person or to declare any Person in default with respect to the Issuer, irrespective of how long that failure continues, shall not constitute a waiver by such Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

                 Section 15.6 Governing Law; Severability. This Agreement shall be governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act then the applicable provision of the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

                 Section 15.7 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

                 Section 15.8 Waiver of Certain Rights; No Bankruptcy Petition. To the fullest extent permitted by law, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Issuer or for partition of any Issuer asset. Each Member and each Manager (by agreeing to act in such capacity) hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that, prior to the date which is one year and one day after the payment in full of every indebtedness or liability of the Issuer represented by any Series of Investor Notes and amounts owed under the Indenture to third-party credit enhancers with respect to such Investor Notes, it will not, in its capacity as a creditor of the Issuer, institute against, or join with any other Person in instituting against, the Issuer, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law. In the event that a Member or Manager takes action in violation of this Section 15.8, the Issuer agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition or the commencement of such action and raise the defense that the Member or Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 15.8 shall survive the termination of this Agreement and the resignation or removal of any Manager. Nothing herein contained shall preclude participation by a Member or a Manager in assertion or defense of its claims in any such proceeding involving the Issuer.

                 Section 15.9 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

                 Section 15.10 Binding Effect. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, executors, administrators, successors and assigns.

                 Section 15.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same Agreement.

                 Section 15.12 Conflicts of Interest. Subject to the other express provisions of this Agreement or except as otherwise expressly agreed in writing, each Manager, Member and officer of the Issuer at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Issuer, with no obligation to offer to the Issuer or any other Member, Manager or officer the right to participate therein.

                 Section 15.13 Binding Agreement. Notwithstanding any other provision of this Agreement, the Common Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Common Member and is enforceable against the Common Member by the Independent Manager in accordance with its terms. In addition, the Independent Manager shall be an intended beneficiary of this Agreement.

                 Section 15.14 Effectiveness. This Agreement shall be effective upon the issuance of the Series 1999-2 Senior Preferred
Membership Interests and the simultaneous redemption in full of the Series 1999-1 Preferred Membership Interests on October 28, 1999.

                 IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned, being all of the Members, do hereby agree to be bound by the terms and provisions set forth in this Agreement.

                                  RAVEN FUNDING LLC



                                  By: /s/ Bernard J. Angelo
                                      __________________________
                                      Name:  Bernard J. Angelo
                                      Title: Manager



                                  SPECIAL MEMBER:

                                  /s/ Tony Wong
                                  ______________________________
                                  Name: Tony Wong

                                                                EXHIBIT A
                                                               TO LIMITED
                                                               LIABILITY
                                                                AGREEMENT


         FORM OF SENIOR PREFERRED MEMBERSHIP INTEREST CERTIFICATE

                                                                EXHIBIT B
                                                               TO LIMITED
                                                      LIABILITY AGREEMENT

                        FORM OF MANAGER AGREEMENT

                            Manager Agreement

                               ______, ____

Greyhound Funding LLC
[Address ______________________
______________________________]

                 Re:  Manager Agreement - Greyhound Funding LLC

Ladies and Gentlemen:

                 For good and valuable consideration, each of the undersigned persons, who have been designated as Managers of Greyhound Funding LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Agreement of the Company, dated as of June 30, 1999, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

                 1. Each of the undersigned accepts such person's rights and authority as a Manager (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Manager is designated or until such person's resignation or removal as a Manager in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

                 2. THIS MANAGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                 This Manager Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Manager Agreement and all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have executed this Manager Agreement as of the day and year first above written.

                                  _______________________________

                                  _______________________________

                                                                EXHIBIT C
                                                               TO LIMITED
                                                      LIABILITY AGREEMENT


                     FORM OF SENIOR PREFERRED MEMBER
                          REPRESENTATION LETTER


Greyhound Funding LLC
900 Old Country Road
Garden City, New York 11530

Attn:  Chairman of the Managers

                 Re:   Initial Purchase of Senior Preferred Membership
                       Certificates

Mr. Chairman:

                 In connection with our proposed purchase of Series [__] Senior Preferred Membership Certificates (the "Senior Certificates"), we represent and warrant that:

                 1. We are purchasing Senior Certificates having a stated liquidation preference of $[______].

                 2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of
                       Regulation D under the Securities Act) and have such knowledge and experience in financial and other business matters as to be capable of evaluating the merits and risks of investment in the Senior Certificates and we are able to bear the economic risks of our investment. We are acquiring the Senior Certificates for investment only and not with a view to any distribution thereof. We have had access to such financial and other information concerning the Issuer and the Senior Certificates as we have deemed necessary in connection with our decision to purchase the Senior Certificates, including the opportunity to ask questions of and request information from the Issuer.

                 3. We understand and acknowledge that the Senior Certificates have not been registered under the Securities Act or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the Securities Act and other applicable securities laws. We agree that we will not offer to sell, sell or otherwise transfer the Senior

                       Certificates in violation of any of the
                       registration requirements of the Securities Act or any other applicable securities law. We acknowledge that we have no right to require the Issuer to register the Senior Certificates under the Securities Act or any other securities law. We agree that in connection with any transfer by us of an our Senior Certificates, we will not engage in a general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                 4. We are acquiring the Senior Certificates for our own account and we are, and we will remain, the sole beneficial owner of such Senior Certificates at all times unless and until we transfer ownership of all, or some part, of such Senior Certificates in accordance with and to the extent permitted under Section 12.3(b) of the Amended and Restated Limited Liability Company Agreement of Greyhound Funding LLC (the "Greyhound Funding LLC Agreement"), dated as of October 28, 1999.

                 5. In accordance with Section 9.3 of the Greyhound Funding LLC Agreement, we agree to (i) treat our Senior Certificates as representing equity interests in the Issuer, and not as debt, for all United States federal income tax purposes and for all relevant state and local income, franchise and other similar tax purposes, (ii) treat the Issuer as a partnership for U.S. federal income tax purposes that is not taxable as an association or a publicly traded partnership taxable as a corporation and (iii) take no position on any tax return or with any taxing or other governmental authority that is inconsistent with such treatment.

                 6. We are a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code").

                 7. Either (i) we are not, and we will not become, a trust, estate, partnership or "S corporation" (within the meaning of Section 1361(a) of the Code) for United States federal income tax purposes or (ii) if we are, or if we will become, a trust, estate, partnership or S corporation for such purposes, then (x) less than 50% of the value of any direct or indirect equity or other beneficial interest in such trust, estate, partnership or S corporation is, and will at all times continue to be, attributable to the Senior Certificates or any other Interest in the Issuer and (y) the principal purpose of our purchase of the Senior Certificates is not to permit the Issuer or any entity of which the Issuer is a direct or indirect partner to satisfy the 100 partner limitation set forth in Treasury Regulation Section 1.7704-1(h)(1)(ii).

                 8. In accordance with Section 12.6 of the Greyhound Funding LLC Agreement, we agree that we will not sell, market, transfer, assign, participate, pledge or otherwise dispose of our Senior Certificates (or any interest therein) on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code (and the Treasury Regulations promulgated thereunder), including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

                 9. We understand that (i) we may not grant a participation in or otherwise subdivide our beneficial interest in the Senior Certificates and (ii) we may not sell, assign, trade, market, pledge, transfer or otherwise dispose of our Senior Certificates except in accordance with and to extent permitted under Sections 12.3 and 12.6 of the Greyhound Funding LLC Agreement.

                 10. No part of the assets used by us to acquire the Senior Certificates constitute assets of any "Benefit Plan" defined as (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) a plan or arrangement (including an individual retirement account or a Keogh Plan) within the meaning of or subject to
                       Section 4975 of the Code or (iii) any entity whose underlying assets include "plan assets" under a United States Department of Labor Regulation codified at 29 C.F.R. Section 2510.3-101 or otherwise.

                 All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Greyhound Funding LLC Agreement.

                 We understand that the Issuer could be classified as a publicly traded partnership taxable as a corporation if any of the above representations is untrue or inaccurate. The Issuer and its counsel may rely upon this representation letter (and the accuracy of the representations set forth herein) and we irrevocably authorize the Issuer and/or its counsel to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry related to the matters covered hereby.

                                           Very truly yours,



                                           By:______________________
                                              Name:
                                              Title:
                                              Address:

                                                                EXHIBIT D
                                                               TO LIMITED
                                                      LIABILITY AGREEMENT



                     FORM OF JUNIOR PREFERRED MEMBER
                          REPRESENTATION LETTER

Greyhound Funding LLC
900 Old Country Road
Garden City, New York 11530

Attn:  Chairman of the Managers

                 Re:  Initial Purchase of Junior Preferred Membership
                       Certificates

Mr. Chairman:

                 In connection with our proposed purchase of Series [__] Junior Preferred Membership Certificates (the "Junior Certificates"), we represent and warrant that:

                 1. We are purchasing Junior Certificates having a stated liquidation preference of $[______].

                 2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of
                       Regulation D under the Securities Act) and have such knowledge and experience in financial and other business matters as to be capable of evaluating the merits and risks of investment in the Junior Certificates and we are able to bear the economic risks of our investment. We are acquiring the Junior Certificates for investment only and not with a view to any distribution thereof. We have had access to such financial and other information concerning the Issuer and the Junior Certificates as we have deemed necessary in connection with our decision to purchase the Junior Certificates, including the opportunity to ask questions of and request information from the Issuer.

                 3. We understand and acknowledge that the Junior Certificates have not been registered under the Securities Act or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the Securities Act and other applicable securities laws. We agree that we will not offer to sell, sell or otherwise transfer the Junior

                       Certificates in violation of any of the
                       registration requirements of the Securities Act or any other applicable securities law. We acknowledge that we have no right to require the Issuer to register the Junior Certificates under the Securities Act or any other securities law. We agree that in connection with any transfer by us of an our Junior Certificates, we will not engage in a general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                 4. We are acquiring the Junior Certificates for our own account and we are, and we will remain, the sole beneficial owner of such Junior Certificates at all times unless and until we transfer ownership of all, or some part, of such Junior Certificates in accordance with and to the extent permitted under Section 12.3(b) of the Amended and Restated Limited Liability Company Agreement of Greyhound Funding LLC (the "Greyhound Funding LLC Agreement"), dated as of October 28, 1999.

                 5. In accordance with Section 9.3 of the Greyhound Funding LLC Agreement, we agree to (i) treat our Junior Certificates as representing equity interests in the Issuer, and not as debt, for all United States federal income tax purposes and for all relevant state and local income, franchise and other similar tax purposes, (ii) treat the Issuer as a partnership for U.S. federal income tax purposes that is not taxable as an association or a publicly traded partnership taxable as a corporation and (iii) take no position on any tax return or with any taxing or other governmental authority that is inconsistent with such treatment.

                 6. We are a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code").

                 7. Either (i) we are not, and we will not become, a trust, estate, partnership or "S corporation" (within the meaning of Section 1361(a) of the Code) for United States federal income tax purposes or (ii) if we are, or if we will become, a trust, estate, partnership or S corporation for such purposes, then (x) less than 50% of the value of any direct or indirect equity or other beneficial interest in such trust, estate, partnership or S corporation is, and will at all times continue to be, attributable to the Junior Certificates or any other Interest in the Issuer and (y) the principal purpose of our purchase of the Junior Certificates is not to permit the Issuer or any entity of which the Issuer is a direct or indirect partner to satisfy the 100 partner limitation set forth in Treasury Regulation Section 1.7704-1(h)(1)(ii).

                 8. In accordance with Section 12.6 of the Greyhound Funding LLC Agreement, we agree that we will not sell, market, transfer, assign, participate, pledge or otherwise dispose of our Junior Certificates (or any interest therein) on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code (and the Treasury Regulations promulgated thereunder), including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

                 9. We understand that (i) we may not grant a participation in or otherwise subdivide our beneficial interest in the Junior Certificates and (ii) we may not sell, assign, trade, market, pledge, transfer or otherwise dispose of our Junior Certificates except in accordance with and to extent permitted under Sections 12.3 and 12.6 of the Greyhound Funding LLC Agreement.

                 10. No part of the assets used by us to acquire the Junior Certificates constitute assets of any "Benefit Plan" defined as (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) a plan or arrangement (including an individual retirement account or a Keogh Plan) within the meaning of or subject to
                       Section 4975 of the Code or (iii) any entity whose underlying assets include "plan assets" under a United States Department of Labor Regulation codified at 29 C.F.R. Section 2510.3-101 or otherwise.

                 All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Greyhound Funding LLC Agreement.

                 We understand that the Issuer could be classified as a publicly traded partnership taxable as a corporation if any of the above representations is untrue or inaccurate. The Issuer and its counsel may rely upon this representation letter (and the accuracy of the representations set forth herein) and we irrevocably authorize the Issuer and/or its counsel to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry related to the matters covered hereby.

                                           Very truly yours,



                                           By:______________________
                                              Name:
                                              Title:
                                              Address:

                                                                EXHIBIT E
                                                               TO LIMITED
                                                      LIABILITY AGREEMENT


                   TRANSFEROR'S CERTIFICATE OF TRANSFER


Greyhound Funding LLC
900 Old Country Road
Garden City, New York 11530

Attn:  Chairman of the Managers

                 Re:  Transfer of [Senior] [Junior] Preferred Membership
                       Certificates

Mr. Chairman:

                 In connection with our proposed [sale] [transfer] of Series [__] [Senior] [Junior] Preferred Membership Certificates (the "[Senior] [Junior] Certificates"), we represent and warrant that:

                 1. We are [selling] [transfering] [Senior] [ Junior] Certificates having a stated liquidation preference of $[______] to [Name of Transferee].

                 2. In connection with our [sale] [transfer] of the [Senior] [Junior] Certificates, we have not engaged in a general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                 3. We acquired such [Senior] [Junior] Certificates for our own account and we have been the sole beneficial owner of such [Senior] [Junior] Certificates at all times prior to this proposed [sale] [transfer] of such [Senior] [Junior] Certificates.

                 4. At all times during the period that we owned the [Senior] [Junior] Certificates, (i) we treated our [Senior] [Junior] Certificates as representing equity interests in the Issuer, and not as debt, for all United States federal income tax purposes and for all relevant state and local income, franchise and other similar tax purposes and (ii) we have not taken a position on any tax return or with any taxing or other governmental authority that is inconsistent with such treatment.

                 5. We are a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code").

                 6. At all times during the period that we owned the [Senior] [Junior] Certificates, [we have not been a trust, estate, partnership or "S corporation" (within the meaning of Section 1361(a) of the Code) for United States federal income tax purposes.] [less than 50% of the value of any direct or indirect equity or other beneficial interest in us was attributable to the [Senior] [Junior] Certificates or any other Interest in the Issuer.

                 7. We have not sold, marketed, transferred, assigned, participated, pledged or otherwise disposed of our [Senior] [Junior] Certificates (or any interest therein) on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code (and the Treasury Regulations promulgated thereunder), including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

                 All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Amended and Restated Limited Liability Company Agreement of Greyhound Funding LLC, dated as of October 28, 1999.

                 We understand that the Issuer could be classified as a publicly traded partnership taxable as a corporation if any of the above representations is untrue or inaccurate. The Issuer and its counsel may rely upon this representation letter (and the accuracy of the representations set forth herein) and we irrevocably authorize the Issuer and/or its counsel to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry related to the matters covered hereby.

                                           Very truly yours,


                                           By:______________________
                                              Name:
                                              Title:
                                              Address:

                                                                EXHIBIT F
                                                               TO LIMITED
                                                      LIABILITY AGREEMENT


                   TRANSFEREE'S CERTIFICATE OF TRANSFER

Greyhound Funding LLC
900 Old Country Road
Garden City, New York 11530

Attn:  Chairman of the Managers

                 Re:   Transfer of [Senior] [Junior] Preferred
                       Membership Certificates

Mr. Chairman:

                 In connection with our proposed [purchase] [acquisition] of Series [__] [Senior] [Junior] Preferred Membership Certificates (the "[Senior] [Junior] Certificates"), we represent and warrant that:

                 1. We are [purchasing] [acquiring] [Senior] [Junior] Certificates having a stated liquidation preference of $[______] from [Name of Transferor].

                 2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of
                       Regulation D under the Securities Act) and have such knowledge and experience in financial and other business matters as to be capable of evaluating the merits and risks of investment in the [Senior] [Junior] Certificates and we are able to bear the economic risks of our investment. We are acquiring the [Senior] [Junior] Certificates for investment only and not with a view to any distribution thereof. We have had access to such financial and other information concerning the Issuer and the [Senior] [Junior] Certificates as we have deemed necessary in connection with our decision to purchase the [Senior] [Junior] Certificates, including the opportunity to ask questions of and request information from the Issuer.

                 3. We understand and acknowledge that the [Senior] [Junior] Certificates have not been registered under the Securities Act or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the Securities Act and other applicable securities laws. We agree that we will not offer to sell, sell or otherwise transfer the [Senior] [Junior] Certificates in violation of any of the registration requirements of the Securities Act or any other applicable securities law. We acknowledge that we have no right to require the Issuer to register the [Senior] [Junior] Certificates under the Securities Act or any other securities law. We agree that in connection with any transfer by us of an our [Senior] [Junior] Certificates, we will not engage in a general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                 4.    We are acquiring the [Senior] [Junior]
                       Certificates for our own account and we are, and we will remain, the sole beneficial owner of such [Senior] [Junior] Certificates at all times unless and until we transfer ownership of all, or some part, of such [Senior] [Junior] Certificates in accordance with and to the extent permitted under Section 12.3(b) of the Amended and Restated Limited Liability Company Agreement of Greyhound Funding LLC (the "Greyhound Funding LLC Agreement"), dated as of October 28, 1999.

                 5. In accordance with Section 9.3 of the Greyhound Funding LLC Agreement, we agree to (i) treat our [Senior] [Junior] Certificates as representing equity interests in the Issuer, and not as debt, for all United States federal income tax purposes and for all relevant state and local income, franchise and other similar tax purposes, (ii) treat the Issuer as a partnership for U.S. federal income tax purposes that is not taxable as an association or a publicly traded partnership taxable as a corporation and (iii) take no position on any tax return or with any taxing or other governmental authority that is inconsistent with such treatment.

                 6. We are a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code").

                 7. Either (i) we are not, and we will not become, a trust, estate, partnership or "S corporation" (within the meaning of Section 1361(a) of the Code) for United States federal income tax purposes or (ii) if we are, or if we will become, a trust, estate, partnership or S corporation for such purposes, then (x) less than 50% of the value of any direct or indirect equity or other beneficial interest in such trust, estate, partnership or S corporation is, and will at all times continue to be, attributable to the [Senior] [Junior] Certificates or any other Interest in the Issuer and (y) the principal purpose of our purchase of the [Senior] [Junior] Certificates is not to permit the Issuer or any entity of which the Issuer is a direct or indirect partner to satisfy the 100 partner limitation set forth in Treasury Regulation
                       Section 1.7704-1(h)(1)(ii).

                 8. In accordance with Section 12.6 of the Greyhound Funding LLC Agreement, we agree that we will not sell, market, transfer, assign, participate, pledge or otherwise dispose of our [Senior] [Junior] Certificates (or any interest therein) on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code (and the Treasury Regulations promulgated thereunder), including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

                 9. We understand that (i) we may not grant a participation in or otherwise subdivide our beneficial interest in the [Senior] [Junior] Certificates and (ii) we may not sell, assign, trade, market, pledge, transfer or otherwise dispose of our [Senior] [Junior] Certificates except in accordance with and to extent permitted under Sections 12.3 and 12.6 of the Greyhound Funding LLC Agreement.

                 10. No part of the assets used by us to acquire the [Senior] [Junior] Certificates constitute assets of any "Benefit Plan" defined as (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) a plan or arrangement (including an individual retirement account or a Keogh Plan) within the meaning of or subject to
                       Section 4975 of the Code or (iii) any entity whose underlying assets include "plan assets" under a United States Department of Labor Regulation codified at 29 C.F.R. Section 2510.3-101 or otherwise.

                 All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Greyhound Funding LLC Agreement.

                 We understand that the Issuer could be classified as a publicly traded partnership taxable as a corporation if any of the above representations is untrue or inaccurate. The Issuer and its counsel may rely upon this representation letter (and the accuracy of the representations set forth herein) and we irrevocably authorize the Issuer and/or its counsel to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry related to the matters covered hereby.

                                           Very truly yours,



                                           By:______________________
                                              Name:
                                              Title:
                                              Address: